Exhibit 10.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

BROADPOINT SECURITIES GROUP, INC.,

MAGNOLIA ADVISORY LLC,

GLEACHER PARTNERS INC.,

CERTAIN STOCKHOLDERS OF GLEACHER PARTNERS INC.,

and

EACH OF THE HOLDERS OF INTERESTS IN GLEACHER HOLDINGS LLC

Dated as of March 2, 2009

TABLE OF CONTENTS

Page

i

Exhibits

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 2, 2009 by and among Broadpoint Securities Group, Inc., a New York corporation (“Parent”), Magnolia Advisory LLC, a Delaware limited liability company (“Merger Sub” and together with Parent, the “Buying Parties”), Gleacher Partners Inc., a Delaware corporation (the “Company”), certain stockholders (the “Signing Stockholders”) of the Company signatory hereto, and each of the holders of interests in Gleacher Holdings LLC, a Delaware limited liability company (“Holdings”), signatory hereto (each such holder, other than the Company, a “Holder”, and collectively the “Holders”, and together with the Signing Stockholders, the “Selling Parties”).

RECITALS

WHEREAS, (a) the stockholders of the Company (each, a “Stockholder” and collectively the “Stockholders”) own all of the issued and outstanding shares of common stock (the “Company Shares”), par value $.01 per share of the Company (“Company Common Stock”), as set forth in Exhibit A hereto, and (b) the Holders own all the issued and outstanding membership interests in Holdings that are not owned by the Company (the “Interests”), in each case as set forth in Exhibit A hereto;

WHEREAS each of the respective Boards of Directors of Parent and the Company, and Parent, as sole member of Merger Sub, have approved the merger (the “Merger”) of the Company with and into Merger Sub on the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Company Common Stock shall be converted into the right to receive shares of common stock, par value $.01 per share, of Parent (“Parent Common Stock”) or cash, or a combination thereof, as provided in Section 2.7(c) hereof;

WHEREAS, for U.S. federal income tax purposes it is intended that (i) the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) this Agreement shall be, and hereby is, adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; and (iii) Parent and the Company will each be a party to a reorganization within the meaning of Section 368 of the Code;

WHEREAS, concurrently with the execution of this Agreement, each of Eric Gleacher, Jeffrey Tepper and Kenneth Ryan (collectively, the “Principal Stockholders”) are entering into an Employment Agreement and a Non-Competition and Non-Solicitation Agreement, each in the form attached hereto as Exhibit B (collectively, the “Employment and Non-Competition Agreements”);

WHEREAS, concurrently with the execution of this Agreement, each of the employees of the Company set forth on Exhibit C hereto is entering into a Non-Competition Agreement in the form set forth in Exhibit D (the “Non-Competition Agreements”);

WHEREAS, concurrently with the execution of this Agreement, MatlinPatterson FA Acquisition LLC (the “Parent Principal Stockholder”) is executing a written consent (the

“Stockholders Consent”) approving (i) an amendment, to become effective at the time of Closing (as defined below), to the Amended and Restated Certificate of Incorporation of Parent (as amended to the date hereof, the “Parent Charter”) to increase the number of authorized shares of Parent Common Stock and to change the name of Parent to Broadpoint Gleacher Securities Group, Inc. (the “Charter Amendment”) and (ii) the issuance of Parent Common Stock pursuant to the Merger (the “Share Issuance”) as required by the rules of the NASDAQ Global Market;

WHEREAS, it is contemplated that, after the Closing (as defined below), the employees and assets of the Company and its Subsidiaries will be transferred to Broadpoint Capital, Inc., and Broadpoint Capital, Inc. will be renamed Broadpoint Gleacher Capital, Inc.; and

WHEREAS, Parent, Merger Sub, the Company and the Selling Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND DEFINED TERMS

Section 1.1 Definitions and Defined Terms.

(a)           Unless the context otherwise requires or as otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth below:

“Accounts Receivable” shall mean:  (i) all trade accounts receivable and other rights to payment from customers of the business of the Company and its Subsidiaries and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Company or its Subsidiaries; (ii) all other accounts or notes receivable of the Company and its Subsidiaries and the full benefit of all security for such accounts or notes; and (iii) any claim, remedy or other right related to any of the foregoing.

“Affiliate” shall mean with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with that Person.  For purposes of this definition, a Person has control of another Person if it has the direct or indirect ability or power to direct or cause the direction of management policies of such other Person or otherwise direct the affairs of such other Person, whether through ownership of more than fifty percent (50%) of the voting securities of such other Person, by Contract or otherwise.

“Alternative Proposal” shall mean any inquiry or proposal relating to a sale of stock, merger, consolidation, share exchange, business combination, partnership, joint venture, disposition of assets (or any interest therein) or other similar transaction involving the Stockholders or the Company or its Subsidiaries.

“Ancillary Agreements” shall mean the Employment and Non-Competition Agreements, the Non-Competition Agreements, the Registration Rights Agreement, the Escrow Agreement

and the Trademark Agreement, provided, that, solely for purposes of Article X (Indemnification) the term “Ancillary Agreements” shall not include the Employment and Non-Competition Agreements and the Non-Competition Agreements.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Company Charter Documents” shall mean the organizational documents including, as applicable, the certificate of incorporation or formation, the by-laws or the limited liability company agreement of each of the Company and its Subsidiaries.

“Company Intellectual Property” shall mean all Intellectual Property that is owned or held by or on behalf of the Company or its Subsidiaries or that is being used by or in the Company business as it is currently conducted by the Company and its Subsidiaries.

“Consent” shall mean any consent, approval, waiver or authorization of, notice to, permit, or designation, registration, declaration or filing with, any Person.

“Contract” shall mean, whether written or oral, any note, bond, mortgage, indenture, contract, agreement, permit, license, lease, purchase order, sales order, arrangement or other commitment, obligation or understanding (including, without limitation, any understanding with respect to pricing) to which a Person is a party or by which a Person or its assets or properties are bound.

“Debt” shall mean any credit facilities, notes, trade liabilities, other indebtedness (excluding, however, capital leases other than currently due payments of arrearages) and deferred compensation arrangements of the Company and its Subsidiaries.

“Disclosure Schedule” shall mean the disclosure schedule delivered by the Selling Parties to Parent or by Parent to the Selling Parties’ Representative, as the case may be, concurrently with the execution of this Agreement.

“Employee Stock Incentive Plans” means Parent’s:  (i) 1989 Stock Incentive Plan, (ii) 1999 Long-Term Incentive Plan (Amended and Restated Through April 27, 2004, as amended), (iii) 2001 Long-Term Incentive Plan, as amended, (iv) Restricted Stock Inducement Plan for Descap Employees, as amended, (v) 2003 Directors’ Stock Plan, as amended, (vi) 2007 Incentive Compensation Plan and (vii) any amendments, replacements or new plans, in each case, approved by the Parent Board or any duly authorized committee thereof, including, without limitation, any employee stock purchase plans; provided that, all shares of Parent Common Stock (or options, warrants or other rights to purchase such shares of Common Stock) issued pursuant to such amendments, replacements or new plans are either exempt from, or issued in compliance with the requirements of Section 409A of the Code and the guidance thereunder.

“Employee Stock Options” means any stock options granted pursuant to any Employee Stock Incentive Plan.

“Environmental Law” shall mean any Law relating to the environment, natural resources, or safety or health of humans or other living organisms, including the manufacture, distribution in commerce and use or Release of any Hazardous Substance.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” shall mean any federal, state, local or foreign government or any subdivision, agency, instrumentality, authority (including any regulatory, administrative, and self-regulatory authority), department, commission, board or bureau thereof or any federal, state, local or foreign court, arbitrator or tribunal.

“Hazardous Substance” shall mean any pollutant, contaminant, hazardous substance, hazardous waste, medical waste, special waste, toxic substance, petroleum or petroleum-derived substance, waste or additive, asbestos, PCBs, radioactive material, or other compound, element, material or substance in any form whatsoever (including products) regulated, restricted or addressed by or under any applicable Environmental Law.

“Intellectual Property” shall mean:  (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, reissues, extensions and re-examinations thereof; (ii) all trademarks whether registered or unregistered, service marks, domain names, corporate names and all combinations thereof, and all applications, registrations and renewals in connection therewith, including all goodwill associated therewith; (iii) all copyrights whether registered or unregistered, and all applications, registrations and renewals in connection therewith; (iv) all Trade Secrets; (v) all Software; (vi) all datasets, databases and related documentation; and (vii) all other intellectual property and proprietary rights.

“Interests Purchase Consideration” shall mean the amount of cash and Parent Common Stock payable to each Holder in connection with the Interests Purchase as set forth in Exhibit A.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge of the Buying Parties” and “Knowledge of Parent”, including other similar phrases or uses, shall each mean the actual knowledge, after reasonable inquiry, of the individuals set forth on Section 1.1(a) of the Disclosure Schedule delivered by the Buying Parties.  An individual’s inclusion on such schedule shall not imply any personal liability on the part of such individual.

“Knowledge of the Company”, including other similar phrases or uses, shall mean the actual knowledge, after reasonable inquiry, of the individuals set forth on Section 1.1(a) of the Disclosure Schedule delivered by the Selling Parties.  An individual’s inclusion on such schedule shall not imply any personal liability on the part of such individual other than such liability as such individual may already have as specifically provided in this Agreement.

“Knowledge of the Selling Parties”, including other similar phrases or uses, shall mean the actual knowledge of the Selling Parties.

“Laws” shall mean all federal, state, local or foreign laws, judgments, orders, writs, injunctions, decrees, ordinances, awards, stipulations, treaties, statutes, judicial or administrative doctrines, rules or regulations enacted, promulgated, issued or entered by a Governmental Authority or any legally binding agreement with a Governmental Authority.

“Liens” shall mean all title defects or objections, mortgages, liens, claims, charges, pledges or other encumbrances of any nature whatsoever, including, without limitation, licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, liens for Taxes, security interests, conditional and installment sales agreements, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature.

“Losses” shall mean all losses, liabilities, demands, claims, actions or causes of action, costs, damages, judgments, debts, settlements, assessments, deficiencies, Taxes, penalties, fines or expenses, and any diminution in value of the Company and its Subsidiaries, whether or not arising out of any claims by or on behalf of a third party, including, without limitation, interest, penalties, reasonable attorneys’ fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, in all cases other than exemplary damages or punitive damages (except to the extent included as part of any award against any of the Indemnified Parties in a claim made or brought by an unaffiliated third party).

“Mast Preferred Stock Purchase Agreement” shall mean that certain Preferred Stock Purchase Agreement dated June 27, 2008, between Broadpoint Securities Group, Inc. and Mast Credit Opportunities I Master Fund Limited.

“Material Adverse Effect” shall mean, with respect to Parent or the Company, as the case may be, a material adverse effect on (i) the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, or (ii) the timely consummation of the Transactions, other than, in the case of clause (i), any change, effect, event, circumstance, occurrence or state of facts relating to (A) the U.S. or global economy or the financial, debt, credit or securities markets in general, including changes in interest or exchange rates, (B) the industry in which such party and its Subsidiaries operate in general, (C) acts of war, outbreak of hostilities, sabotage or terrorist attacks, or the escalation or worsening of any such acts of war, sabotage or terrorism, (D) the announcement of this Agreement or the Transactions, including the impact thereof on relationships, contractual or otherwise with customers, suppliers, lenders, investors, partners or employees, (E) changes in applicable laws or regulations after the date hereof, (F) changes or proposed changes in GAAP or regulatory accounting principles after the date hereof, (G) earthquakes, hurricanes or other natural disasters, (H) in the case of Parent, declines in the trading prices of Parent Common Stock, in and of itself, but not including the underlying causes thereof, or (I) those resulting from actions or omissions of such party or any of its Subsidiaries which the other party has requested in writing that are not otherwise required by this Agreement (except, in the cases of (A), (B), (C), (E), (F) and (G), to the extent such party and its Subsidiaries are disproportionately adversely affected relative to other companies in its industry).

“Net Tangible Book Value” shall mean total consolidated assets, minus consolidated intangible assets, and minus consolidated liabilities.

“Outstanding Claim” shall mean any good faith claim for indemnification that is the subject of a Claims Notice that at any time in question is (i) not resolved or disposed of pursuant to this Agreement or (ii) not determined by a court of competent jurisdiction, such determination not being appealable, to be not payable to the Indemnified Party.

“Owned Company Intellectual Property” shall mean all Company Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Ownership Percentage” shall mean the percentage set forth across from such Stockholder’s (or Holder’s) name on Exhibit A.  To the extent the Selling Parties are required to make any payment hereunder in proportion to their Ownership Percentages, for purposes of such payments the Ownership Percentages shall be deemed proportionately increased to cover the Ownership Percentages of the Stockholders that are not Signing Stockholders.

“Permits” shall mean all permits, licenses, approvals, franchises, registrations, accreditations and written authorizations issued by any Governmental Authority that are used or held for use in, necessary or otherwise relate to the ownership, operation or other use of any of a party’s or any of its Subsidiaries’ business.

“Permitted Liens” shall mean (i) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business for amounts which are not material and not yet due and payable and which secure an obligation of the Company, (ii) Liens arising under Contracts with third parties entered into in the ordinary course of business in respect of amounts still owing, which Liens are disclosed in the Financial Statements, (iii) Liens for Taxes not yet due and payable or delinquent and for which there are adequate reserves in the Financial Statements, (iv) any other Liens disclosed in the Financial Statements, and (v) such easements, rights of way, imperfections or irregularities of title, or such other Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties.

“Person” shall mean any individual, partnership, limited liability company, association, joint venture, corporation, trust, unincorporated organization, Governmental Authority or other entity.

“Personal Information” shall mean any personally identifying information (including name, address, telephone number, email address, account and/or policy information) of any Person and any and all other “nonpublic personal information” (as such term is defined in the Gramm-Leach-Bliley Act of 1999 and implementing regulations, both as may be amended from time to time).

“Pre-Closing Tax Period” shall mean any Tax period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on the Closing Date.

“Release” shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge, disposal or emission.

“Registration Rights Agreement” shall mean a Registration Rights Agreement in the form of Exhibit E hereto.

“Rights Agreement” means the Rights Agreement dated as of March 30, 1998 between Parent and American Stock Transfer & Trust Company, as Rights Agent, as amended.

“RSU” means a unit representing a right to purchase Restricted Stock that is subject to an RSU Award.

“RSU Award” means an award granted under an Employee Stock Incentive Plan in the form of RSUs.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Parties’ Representative” shall mean Eric Gleacher.

“Software” shall mean all computer software programs and related documentation and materials (including Internet Web sites and Intranet sites), including, but not limited to programs, tools, operating system programs, application software, system software, firmware and middleware, including the source and object code versions thereof, in any and all forms and media, and all documentation, user manuals, training materials and development materials related to the foregoing.

“Straddle Period” shall mean any taxable period beginning on or prior to the Closing Date and ending after the Closing Date.

“Subsidiary” and “Subsidiaries” shall mean, with respect to any Person, any other Person in which such Person (i) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities, equity securities, profits interest or capital interest, (ii) is entitled to elect at least a majority of the board of directors or similar governing body or (iii) in the case of a limited partnership or limited liability company, is a general partner or managing member, respectively.

“Tax Return” shall mean any report, return, election, notice, estimate, declaration, information statement, claim for refund, amendment or other form or document (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a Taxing Authority in connection with any Tax.

“Taxes” shall mean any and all federal, national, provincial, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities (including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, estimated, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes), together with all interest, penalties and additions imposed with respect to such amounts.

“Taxing Authority” shall mean any federal, national, provincial, foreign, state or local government, or any subdivision, agency, commission or authority thereof exercising Tax regulatory, enforcement, collection or other authority.

“Trade Secrets” shall mean any and all trade secrets, including any non-public and confidential information, technology, information, know-how, proprietary processes, formulae, algorithms, models or methodologies constituting trade secrets, customer lists, and all rights in and to the same.

“Trademark Agreement” shall mean a Trademark Agreement in the form of Exhibit F hereto.

“Transfer” shall mean any transfer, sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other voluntary or involuntary transfer of title or beneficial interest, whether or not for value, including, without limitation, any disposition by operation of Law or any grant of a derivative or economic interest therein.

“Transfer Restrictions” shall mean, with regard to any share or shares of Parent Common Stock, that such share or shares may not be Transferred to any Person under any circumstances except, (1) with the written consent of Parent (it being understood that Parent shall not unreasonably withhold its consent to any Transfer made for purposes of estate administration or tax planning to the spouse, children or grandchildren of the applicable Selling Party, or a trust for the benefit of any such person), (2) pursuant to a tender or exchange offer within the meaning of the Exchange Act for any or all of the Parent Common Stock, (3) in connection with any plan of reorganization, restructuring, bankruptcy, insolvency, merger or consolidation, reclassification, recapitalization, or, in each case, similar corporate event of Parent, or (4) through an involuntary transfer pursuant to operation of Law, including pursuant to the laws of descent and distribution following the death of such Selling Party or any permitted transferee.

“Treasury Regulations” shall mean the regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding regulations).

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Actual Net Tangible Book Value	Section 2.10(a)
Affected Employee	Section 7.10(a)
Agreement	Preamble

Term	Section
Alternative Structure	Section 2.11
Audited Financial Statements	Section 4.10(a)
Balance Sheet Date	Section 4.10(a)
Benefit Plan	Section 4.22(a)
Benefits Continuation Period	Section 7.10(a)
Broadpoint Capital FINRA Notice	Section 7.4(b)
Buying Parties	Preamble
Certificate of Merger	Section 2.2
Charter Amendment	Recitals
Claims Notice	Section 10.1(a)
Closing	Section 3.1
Closing Date	Section 3.1
Closing Date Balance Sheet	Section 2.10(b)
Code	Recitals
Company	Preamble
Company Board	Section 3.2(a)
Company Common Stock	Recitals
Company Contracts	Section 4.15(a)
Company IT Systems	Section 4.26(a)
Company Leases	Section 4.20(b)
Company Shares	Recitals
Company Tax Returns	Section 4.24(a)
Confidential Information	Section 7.7
Confidentiality Agreement	Section 7.2
Deductible	Section 10.6(a)
DGCL	Section 2.1
Dispute Notice	Section 2.10(c)
DLLCA	Section 2.1
DOJ	Section 7.4(b)
Effective Time	Section 2.2
Employment and Non-Competition Agreements	Recitals
ERISA	Section 4.22(a)
ERISA Affiliate	Section 4.22(d)
Escrow Agent	Section 2.9
Escrow Agreement	Section 2.9
Escrow Fund	Section 2.9
Escrowed Shares	Section 2.9
Financial Statements	Section 4.10(a)
FINRA Notice	Section 7.4(b)
FTC	Section 7.4(b)
Holder(s)	Preamble
Holdings	Preamble
HSR Act	Section 4.3
Indemnification Cap	Section 10.6(a)
Indemnified Parties	Section 10.3(a)

Term	Section
Indemnifying Party	Section 10.3(a)
Information Statement	Section 7.5(a)
Intended Tax Treatment	Section 7.9(g)
Interests	Recitals
Interests Purchase	Section 2.8(e)
Merger	Recitals
Merger Consideration	Section 2.7(c)
Merger Corp	Section 2.11
Merger Sub	Preamble
Most Recent Financial Statements	Section 4.10(a)
New Plans	Section 7.10(b)
Non-Competition Agreements	Recitals
Old Plans	Section 7.10(b)
Options	Section 4.5(c)
Orders	Section 4.8
Parent	Preamble
Parent Board	Section 3.4(c)
Parent Charter	Recitals
Parent Common Stock	Recitals
Parent Indemnified Parties	Section 10.2(a)
Parent Principal Stockholder	Recitals
Parent SEC Reports	Section 6.7(a)
Partners	Section 4.5(b)
Partners FINRA Notice	Section 7.4(b)
Pension Plan	Section 4.22(a)
Permitted Holders	Section 7.16
Personnel	Section 4.13
Principal Stockholders	Recitals
Proceedings	Section 4.8
Prohibited Transaction	Section 5.8
Related Party	Section 4.14
Released Matter(s)	Section 11.12
Released Party	Section 11.12
Representatives	Section 7.1
Reviewing Accountants	Section 2.10(c)
Selling Party(ies)	Preamble
Selling Parties Indemnified Parties	Section 10.2(b)
Share Issuance	Recitals
Signing Stockholders	Preamble
Standstill Period	Section 7.16
Stockholder(s)	Recitals
Stockholders Consent	Recitals
Surviving Company	Section 2.1
Target Amount	Section 2.10(a)
Transactions	Section 2.1

Term	Section
Voting Company Debt	Section 4.5(c)
Welfare Plan	Section 4.22(a)

Section 1.2 Rules of Construction.

(a) All article, section, schedule and exhibit references used in this Agreement are to articles, sections, schedules and exhibits to this Agreement unless otherwise specified.  The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).  Terms defined in the singular have the corresponding meanings in the plural, and vice versa.  Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa.  The term “includes” or “including” shall mean “including without limitation.”  The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear unless otherwise specified.  The phrase “the date of this Agreement,” “date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the preamble of this Agreement.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.  Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(d) The parties hereto acknowledge that each party hereto has reviewed, and has had an opportunity to have its attorney review, this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.  Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

(e) Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(f) All references to currency herein shall be to, and all payments required hereunder shall be paid in United States dollars.

(g) Any disclosure set forth in any section of the Disclosure Schedules shall be deemed set forth for purposes of any other section of the Disclosure Schedules to which such disclosure is relevant, to the extent and only to the extent that there is an express cross reference to such disclosure in such other section.

(h) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II

THE MERGER

Section 2.1 The Merger.  On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”), the Company shall be merged with and into Merger Sub at the Effective Time (as defined below).  At the Effective Time, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving company (the “Surviving Company”).  The Merger, the Share Issuance, the payment by Parent of cash in connection with the Merger and the other transactions contemplated by this Agreement are referred to collectively as the “Transactions”.

Section 2.2 Effective Time.  On the Closing Date (as defined below), Parent shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and the DLLCA and shall make all other filings or recordings required under the DGCL and the DLLCA.  The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 2.3 Effects.  The Merger shall have the effects set forth in Section 18-209 of the DLLCA.

Section 2.4 Certificate of Formation and Limited Liability Company Agreement.

(a) The Certificate of Formation of the Surviving Company shall be the Certificate of Formation of Merger Sub.

(b) The limited liability company agreement of the Surviving Company shall be the limited liability company agreement of Merger Sub.

Section 2.5 Managers.  The managers of Merger Sub immediately prior to the Effective Time shall be the managers of the Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Section 2.6 Officers.  The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company, until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified, as the case may be.

Section 2.7 Effect on Limited Liability Company Interests and Company Common Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any Stockholder or the holder of any limited liability company interests of Merger Sub:

(a) Each issued and outstanding limited liability company interest of Merger Sub shall remain outstanding.

(b) Subject to Section 2.8(c) and 2.10, all the issued Company Shares shall be converted into the right to receive in the aggregate:  (i) at the Closing, 23,000,000 shares of Parent Common Stock reduced by the number of shares of Parent Common Stock included in the Interests Purchase Consideration; (ii) at the Closing, $10 million in cash reduced by 50% of the cash included in the Interests Purchase Consideration; and (iii) on the day that is five years following the Closing Date, $10 million in cash reduced by 50% of the cash included in the Interests Purchase Consideration, subject to earlier payment to a Stockholder as specified on Schedule I attached hereto, in each case allocated to the Stockholders in accordance with Exhibit A.

(c) The shares of Parent Common Stock to be issued and the cash to be payable upon the conversion of Company Shares pursuant to Section 2.7(b) and 2.8(c) are referred to collectively as the “Merger Consideration”.  As of the Effective Time, all such Company Shares (whether physically certificated or uncertificated) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Stockholder shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

Section 2.8 Exchange of Company Common Stock and Purchase of Interests.

(a) At the Closing, subject to Section 2.9, Parent shall (i) pay the amount of cash to which the Stockholders are entitled to receive on the Closing Date in accordance with Section 2.7 by either (x) one or more bank checks made to the order of the parties designated by the Selling Parties’ Representative in writing no later than two (2) Business Days prior to the Closing delivered to the Selling Parties’ Representative or (y) wire transfer to one or more accounts designated by the Selling Parties’ Representative in writing no later than two (2) Business Days prior to the Closing, and (ii) deliver to the Selling Parties’ Representative certificates representing the number of whole shares of Parent Common Stock into which each Stockholder’s Company Shares shall have been converted in accordance with Section 2.7.  With respect to any payment required to be made hereunder after the Closing, on the applicable payment date Parent shall pay by wire transfer to one or more accounts designated by the Selling Parties’ Representative in writing no later than five (5) Business Days prior to such date or by check payable to the Stockholder entitled thereto and delivered by reputable courier to any address designated by such Stockholder in writing no less than five (5) Business Days prior to such anniversary (or, if no such address is so designated, to the address reflected in the Company’s books and records) the amount of cash to which the Stockholder(s) are entitled to receive on such date in accordance with Section 2.7.

(b) The Merger Consideration issued and paid in accordance with the terms of this Article II upon conversion of any Company Shares shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Shares, and after the Effective Time, there shall be no further registration of transfers on the transfer books of the Company of Company Shares that were outstanding prior to the Effective Time.

(c) No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock.  For purposes of this paragraph (c), all fractional shares to which a single record holder would be entitled shall be aggregated.  In lieu of any such fractional shares, each Stockholder who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Parent Common Stock to which such holder is entitled and (B) the last closing price per share of Parent Common Stock prior to the date on which the payment became due.

(d) All cash to be paid or shares to be delivered hereunder as part of the Merger Consideration, including shares to be delivered to the Escrow Agent (as defined below) pursuant to Section 2.9 and any shares to be delivered to the Stockholders by the Escrow Agent pursuant to Section 10.5, shall be allocated among and paid to the Stockholders as set forth on Exhibit A.

(e) Subject to Section 2.9, immediately prior to the Effective Time, Merger Sub shall purchase (and Parent shall cause Merger Sub to purchase) (the “Interests Purchase”) from the Holders set forth on Exhibit A, and each such Holder shall sell, convey, transfer, assign and deliver, and cause to be sold, conveyed, transferred, assigned and delivered to Merger Sub, on the Closing Date and upon the Closing, the Interests set forth on Exhibit A opposite such Holder’s name, free and clear of any Liens, and Merger Sub shall pay (and Parent shall cause Merger Sub to pay) to each Holder the Interests Purchase Consideration.  Parent shall (i) pay the cash portion of the Interests Purchase Consideration to which the Holders set forth on Exhibit A are entitled to receive on the Closing Date either by (x) one or more bank checks made to the order of the parties designated by the Selling Parties’ Representative in writing no later than two (2) Business Days prior to the Closing delivered to the Selling Parties’ Representative or (y) by wire transfer to one or more accounts designated by the Selling Parties’ Representative in writing no later than two (2) Business Days prior to the Closing, and (ii) deliver to the Selling Parties’ Representative certificates representing the stock portion of the Interests Purchase Consideration to which the Holders set forth on Exhibit A are entitled to receive on the Closing Date.

(f) Parent shall use its reasonable best efforts to cause all of the shares of Parent Common Stock issued in the Merger or delivered pursuant to the Interests Purchase to be listed on the NASDAQ Global Market before the Transfer Restrictions lapse in accordance with Section 7.13.  If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Merger Consideration and the Interests Purchase Consideration.

Section 2.9 Escrow.  At Closing, Parent, each of the Selling Parties and an escrow agent selected by Parent and reasonably acceptable to the Selling Parties’ Representative (the “Escrow Agent”), shall enter into an escrow agreement substantially in the form of Exhibit G hereto with such changes as the Escrow Agent may reasonably request (the “Escrow Agreement”).  The Escrow Agreement shall provide for the creation of an escrow fund (the “Escrow Fund”) to be held as a source of funds for any indemnification obligations of the Selling Parties pursuant to Article X.  Upon the Closing, Parent shall deposit into the Escrow Fund an aggregate of 2,300,000 shares of Parent Common Stock (the “Escrowed Shares”), in lieu of delivering such shares of Parent Common Stock to the Stockholders (or Holders) pursuant to Section 2.8(a) and 2.8(e).

Section 2.10 Post-Closing Purchase Price Adjustment.

(a) Post-Closing Payment.  In the event that the actual Net Tangible Book Value on the Closing Date, as determined pursuant to Section 2.10(b) and 2.10(c) (the “Actual Net Tangible Book Value”), is less than $0 (the “Target Amount”), each of the Selling Parties shall pay to Parent in cash, within three (3) Business Days of the final determination of the Actual Net Tangible Book Value pursuant to Section 2.10(b) and 2.10(c), such Selling Party’s proportionate share of the amount of such shortfall, in accordance with such Selling Party’s Ownership Percentage as set forth on Exhibit A.  In the event that the Actual Net Tangible Book Value is greater than the Target Amount, Parent shall pay each Selling Party in cash, in accordance with such Selling Party’s Ownership Percentage as set forth on Exhibit A within three (3) Business Days of the final determination of the Actual Net Tangible Book Value pursuant to Section 2.10(b) and 2.10(c), such Selling Party’s proportionate share of the amount of such excess; provided, however, that the aggregate amount of cash paid to the Selling Parties pursuant to this Section 2.10(a), together with the aggregate amount of any dividend or distributions of cash permitted under Section 7.1(b) and the fair market value of any other assets identified in Section 7.1(b) of the Disclosure Schedule and distributed pursuant to Section 7.1(b), shall not exceed $10 million.

(b) Closing Date Balance Sheet.  Parent, in conjunction with its independent accountants, shall prepare and present to the Selling Parties’ Representative, as soon as practicable after the Closing Date, but not more than sixty (60) days after the Closing Date, a balance sheet reflecting the financial position of the Company as of the Closing Date and setting forth Parent’s calculation of Net Tangible Book Value as of close of business on the Closing Date (the “Closing Date Balance Sheet”).  All items on the Closing Date Balance Sheet shall be determined and computed in accordance with GAAP in effect as of the date hereof, applied in a manner consistent with the Audited Financial Statements.  The Selling Parties’ Representative and its independent accountants shall have the right to observe and participate in the preparation of the Closing Date Balance Sheet and, during such sixty (60) day period, Parent shall provide the Selling Parties’ Representative and its independent accountants and other authorized representatives with reasonable access to the Surviving Company’s facilities, books and records and its personnel and accountants for the purpose of such observation or participation; provided, however, that (i) such observation, participation and access shall not unreasonably interfere with the business operations of Parent or its Subsidiaries; (ii) Parent shall not be required to provide access to any information or take any other action that would constitute a waiver of the attorney-client privilege; and (iii) Parent need not supply any Person with any information which, in the reasonable judgment of Parent, Parent is under a legal obligation not to supply; provided, however, that in the case clause (ii) or (iii) applies, Parent shall make appropriate substitute disclosure arrangements and, if applicable, use its reasonable best efforts to obtain any consent required to disclose such information.  The Selling Parties will use their reasonable best efforts to cooperate with Parent in the preparation of the Closing Date Balance Sheet.

(c) Post-Closing Adjustment Disputes.  The Closing Date Balance Sheet shall be final and binding upon the parties unless the Selling Parties’ Representative provides Parent with a written notice of dispute (a “Dispute Notice”) with respect to the Closing Date Balance Sheet, identifying with specificity the disputed calculations, not later than thirty (30) days after receipt by the Selling Parties’ Representative of the Closing Date Balance Sheet.  During the thirty (30) day period following the receipt by Parent of a Dispute Notice, Parent and the Selling Parties’ Representative shall cooperate in good faith to resolve any such dispute.  If Parent and the Selling Parties’ Representative are unable to resolve the dispute within such thirty (30) day period, then the parties shall submit the dispute to a mutually acceptable independent “Big Four” accounting firm (the “Reviewing Accountants”) for arbitration.  The parties shall use commercially reasonable efforts to cause the Reviewing Accountants to resolve any such dispute within thirty (30) days of submission.  The Reviewing Accountants shall determine all amounts in dispute with respect to the Closing Date Balance Sheet and shall determine the Actual Net Tangible Book Value.  The decision of the Reviewing Accountants with respect to the Actual Net Tangible Book Value shall be within the range represented by Parent and the Selling Parties’ Representative’s respective positions.  The Reviewing Accountant’s determination with respect to the Closing Date Balance Sheet and Actual Net Tangible Book Value shall be final and binding on the parties.  The fees and expenses of such Reviewing Accountants shall be borne by Parent, on the one hand, and by the Selling Parties, on the other hand, in inverse proportion as they may prevail on the matters resolved by the Reviewing Accountants, which allocation shall be determined by the Reviewing Accountants at the time such Reviewing Accountants render their determination on the merits of the matters submitted to them.

Section 2.11 Alternative Merger Structure.  Notwithstanding anything else in this Agreement to the contrary, at Parent’s request, the Company and the Selling Parties will agree to amend such provisions of this Agreement as are necessary to provide that, in lieu of effecting the Merger as described in Section 2.1, (i) Parent shall form a wholly-owned subsidiary corporation (“Merger Corp”), (ii) Merger Corp shall be merged with and into the Company at the Effective Time and the separate corporate existence of Merger Corp shall thereupon cease and the Company shall continue as the surviving company, and (iii) promptly thereafter, Parent will cause the Company to merge with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease and Merger Sub shall be the Surviving Company (collectively, clauses (i), (ii) and (iii) hereof, the “Alternative Structure”); provided that no such amendment shall (a) change the Merger Consideration to be received by the Stockholders, the Interests Purchase Consideration to be received by the Holders, or the intended tax treatment thereof, (b) prevent or materially delay the Closing or (c) violate any Law.  The parties hereto intend that, if Parent elects to effect the Alternative Structure, the steps described in clauses (i), (ii) and (iii) hereof, taken together, are to be treated as a “reorganization” under Section 368(a) of the Code (to which each of Parent and the Company are to be “parties to the reorganization”

under Section 368(b) of the Code) in which the Company is to be treated as merging directly with and into Parent.

Section 2.12 Withholding Rights.  Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Stockholder (or Holder) pursuant to this Agreement such amounts as may be required to be deducted and withheld under the Code, or under any provision of state, local or foreign Tax law.  To the extent that amounts are so withheld and timely paid over to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholder in respect of which such deduction and withholding was made and Parent will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate Taxing Authority.

Section 2.13 Written Consent of the Signing Stockholders.  By its execution of this Agreement, each Signing Stockholder, in its capacity as a registered or beneficial stockholder of Company Common Stock, hereby approves and adopts this Agreement.  For purposes of the DGCL, such execution shall be deemed to be action taken by the irrevocable written consent of the Signing Stockholders holding at least 75 percent of the Company Shares, in accordance with the Company’s Amended and Restated Bylaws.

ARTICLE III

CLOSING

Section 3.1 Closing.  The closing (the “Closing”) of the Merger shall take place at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 at 10:00 a.m. on the third Business Day following the satisfaction (or, to the extent permitted by this Agreement, waiver by all parties) of the conditions set forth in Section 8.1, or, if on such day any condition set forth in Section 8.2 or 8.3 has not been satisfied (or, to the extent permitted by this Agreement, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VIII have been satisfied (or, to the extent permitted by this Agreement, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Selling Parties’ Representative.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 3.2 Deliveries of the Company at Closing.  At the Closing, the Company shall deliver the following to Parent:

(a) a certificate, dated as of the Closing Date and executed by the Secretary of the Company, certifying that (A) true and complete copies of the Company Charter Documents as in effect on the Closing Date are attached to such certificate, (B) the signature of each officer of the Company executing this Agreement and any other agreement, instrument or document executed and delivered by the Company at or before Closing is genuine and each such officer is duly appointed to the office of the Company set forth underneath such officer’s signature thereon and (C) true and complete copies of the resolutions of the Board of Directors of the Company (the “Company Board”), which were approved prior to the execution of this Agreement, authorizing the execution, delivery and performance of this Agreement, and the consummation of the Transactions, are attached to such certificate, and such resolutions have not been amended or modified and remain in full force and effect; and

(b) long-form good standing certificates in respect of the Company and each of the Company Subsidiaries, from the Secretary of State in their respective jurisdictions of incorporation or formation, in each case dated not more than seven (7) days prior to the Closing Date.

Section 3.3 Selling Parties Deliveries at Closing.  At the Closing the Selling Parties shall deliver or cause to be delivered to Parent the following:

(a) certificates representing the Company Shares owned by each Selling Party, free and clear of any and all Liens;

(b) an instrument of assignment, duly executed by each Holder, in respect of the Interests owned by each Holder, transferring such Interests to Merger Sub, free and clear of any and all Liens;

(c) the Registration Rights Agreement, duly executed by Eric Gleacher;

(d) the Escrow Agreement, duly executed by the Selling Parties’ Representative on behalf of the Selling Parties;

(e) the Trademark Agreement, duly executed by Eric Gleacher on his own behalf and on behalf of the other entities signatory thereto (other than the Buying Parties) and;

(f) all other documents and instruments required to be delivered by the Company or the Selling Parties on or prior to the Closing Date pursuant to this Agreement, including, without limitation, those items set forth in Sections 8.2 and 11.2 hereof and assignment agreements in respect of the Interests.

Section 3.4 Parent Deliveries at Closing.  At the Closing, Parent shall deliver or cause to be delivered to the Selling Parties’ Representative (except as provided below) the following:

(a) the cash and certificates representing shares of Parent Common Stock required to be delivered on the Closing Date pursuant to Section 2.8(a), 2.8(c) and 2.8(e), which shall be delivered to the Selling Parties’ Representative, the Selling Parties and the Escrow Agent as set forth in Section 2.8(a), 2.8(e) and 2.9;

(b) the Registration Rights Agreement, duly executed by Parent;

(c) the Escrow Agreement, duly executed by Parent;

(d) the Trademark Agreement, duly executed by Parent;

(e) a certificate, dated as of the Closing Date and executed by the Secretary of Parent, certifying that (A) true and complete copies of the Parent Charter, the certificate of formation of Merger Sub, the limited liability company agreement of Merger Sub and the by-laws of Parent, as in effect on the Closing Date, are attached to such certificate, (B) the signature of each officer of Parent or Merger Sub executing this Agreement, the Ancillary Agreements to which Parent or Merger Sub is a party and any other agreement, instrument or document executed and delivered by Parent or Merger Sub at or before Closing is genuine and each such officer is duly appointed to the office of Parent or Merger Sub set forth underneath such officer’s signature thereon, and (C) true and complete copies of the resolutions of the Board of Directors of Parent (the “Parent Board”) and the written consent of Parent as sole member of Merger Sub, which were approved prior to the execution of this Agreement, authorizing the execution, delivery and performance of this Agreement and the consummation of the Transactions, are attached to such certificate, and such resolutions and written consent have not been amended or modified and remain in full force and effect;

(f) long-form good standing certificates of the Secretary of State of New York with respect to Parent and of the Secretary of State of Delaware with respect to Merger Sub, in each case dated not more than seven (7) days prior to the Closing Date; and

(g) to the Selling Parties’ Representative, all other documents and instruments required to be delivered by Parent or Merger Sub to the Company or the Selling Parties on or prior to the Closing Date pursuant to this Agreement, including, without limitation, those set forth in Section 8.3 hereof and assignment agreements in respect of the Interests.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING PARTIES

Except as set forth in the Disclosure Schedules, the Company and each of the Selling Parties represents and warrants to Parent as of the date hereof and as of the Closing Date (or as of such other date as may be expressly provided in any representation or warranty) as follows:

Section 4.1 Organization and Good Standing; Charter Documents.  Each of the Company and its Subsidiaries is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease, operate and otherwise hold its properties and assets and to carry on its business as presently conducted.  Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the assets or properties owned or leased by it requires qualification.  The Company has provided Parent with true, correct and accurate copies of each of the Company Charter Documents.

Section 4.2 Authorization and Effect of Agreement.  The Company has all requisite right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company, and the performance by the Company of its obligations hereunder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate action on the part of the Company is necessary to authorize the Company’s execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  The Board of Directors of the Company has duly and unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the Company’s stockholders adopt this Agreement and (iv) declaring that this Agreement is advisable.  Pursuant to Section 2.13 hereof, this Agreement has been approved by the irrevocable written consent of the Signing Stockholders holding more than 75 percent of the Company Shares and no other vote or approval of the holders of Company Shares is necessary to approve the Merger or any other Transaction.  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 4.3 Consents and Approvals; No Violations.  Except for (i) compliance with and filings under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business and (iii) compliance with FINRA rules and filing of a change of control application on Form 1017, no filing with, and no Permit or Consent of any Governmental Authority or any other Person is necessary to be obtained, made or given by the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby.  Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Company Charter Documents, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration or loss of material benefits) under any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or otherwise may be subject to or bound or result in the creation of any Lien, other than Permitted Liens, on any of the assets or properties of the Company or any of its Subsidiaries, (c) violate any Permit or Law applicable to the Company of any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of its or their assets or properties may be subject to or bound, or (d) result in the creation of any Lien on the Company Shares, except in the case of (b) or (c), a violation, breach or default which would not have or would not reasonably be expected to have a Material Adverse Effect.

Section 4.4 Permits; Compliance with Law.

(a) Section 4.4(a) of the Disclosure Schedule sets forth a complete and accurate list of all Permits issued by FINRA or any other securities regulator, and all other material Permits,

held or maintained by the Company or any of its Subsidiaries.  The Company and its Subsidiaries hold all material Permits necessary for the ownership and lease of its and their properties and assets and the lawful conduct of its business as it is now substantially conducted under and pursuant to all applicable Laws.  All material Permits have been legally obtained and maintained and are valid and in full force and effect.  The Company and its Subsidiaries are in compliance in all material respects with all of the terms and conditions of all Permits.  To the Knowledge of the Company, (i) there has been no material change in the facts or circumstances reported or assumed in the application for or granting of any Permits and (ii) no outstanding violations are or have been recorded in respect of any Permits.  No action, proceeding, claim or suit is pending or, to the Knowledge of the Company, threatened, to suspend, revoke, withdraw, modify or limit any Permit, and, to the Knowledge of the Company, no investigation is pending or threatened in writing, to suspend, revoke, withdraw, modify or limit any Permit.  To the Knowledge of the Company, there is no fact, error or admission relevant to any Permit that could reasonably be expected to result in the suspension, revocation, withdrawal, material modification or material limitation of, or could reasonably be expected to result in the threatened suspension, revocation, withdrawal, material modification or material limitation of, or in the loss of any Permit.  Each Permit shall continue to be valid and in full force and effect immediately following the Closing without any Consent, approval or modification required by or from any Governmental Authority.

(b) The Company and its Subsidiaries and its and their properties, assets, operations and business are currently being, and since December 31, 2006 have been, operated in compliance in all material respects with all Permits and applicable Laws except for such noncompliance as has not had or would not reasonably be expected to have a Material Adverse Effect.

Section 4.5 Capitalization of the Company; Accredited Investors.

(a) The entire authorized capital stock of the Company consists solely of 100,000 shares of Company Common Stock, of which 45,841 shares are issued and outstanding and held by the Stockholders in the amounts set forth in Exhibit A hereto.  The issued and outstanding capital stock of the Company consists solely of the Company Shares.  There are no accrued and unpaid dividends in respect of any Company Shares.  No other class of equity securities or other securities or rights of any kind of the Company are authorized, issued or outstanding.  All of the Company Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Company’s organizational documents or any agreement to which the Company is a party or by which it is bound.

(b) The authorized capital stock or other equity interests of each of the Company’s Subsidiaries is set forth in Section 4.5(b) of the Disclosure Schedule.  There are no accrued and unpaid dividends in respect of any share of capital stock or other equity interests of any Subsidiary of the Company.  No other class of equity securities or other securities or rights of any kind of any Subsidiary of the Company are authorized, issued or outstanding.  All of the shares of capital stock or other equity interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid and non-assessable, and are owned of record and beneficially as set forth in Section 4.5(b) of the Disclosure Schedule, free and clear of any and all Liens.  The Company owns all the issued and outstanding membership interests in Holdings (other than the Interests to be purchased by Merger Sub pursuant to the Interests Purchase), free and clear of any and all Liens.  Holdings owns all the issued and outstanding membership interests of Gleacher Partners LLC, a Delaware limited liability company (“Partners”), free and clear of any all Liens.

(c) Neither the Company nor any of its Subsidiaries has issued any securities in violation of any preemptive or similar rights.  There are not any bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock or holders of interests in any Company Subsidiary may vote (“Voting Company Debt”).  There are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, “Options”) (i) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any of its Subsidiaries or any Voting Company Debt, (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Common Stock or holders of interests in any Company Subsidiary.  The Company is not a party to or bound by and, to the Knowledge of the Company, there are no, restrictions upon, or voting trusts, proxies or other agreements or understandings of any kind with respect to, the voting, purchase, redemption, acquisition or transfer of, or the declaration or payment of any dividend or distribution on, the Company Shares or any shares of the capital stock of or equity interests in any Subsidiary of the Company.

(d) To the Knowledge of the Company, all of the individuals listed on Exhibit A hereto are Accredited Investors (as defined in Regulation D promulgated under the Securities Act).

(e) Without limiting the Selling Parties’ right to indemnification from Parent as contemplated by Article X or the Selling Parties’ other rights under this Agreement, Parent’s issuance and payment of the Merger Consideration and the Interests Purchase Consideration, as applicable, as and when due under the terms hereof and as reflected on Exhibit A, is the only obligation Parent or the Surviving Company shall have with respect to the ownership or right to be issued, or otherwise in respect of, any Company Shares or Interests under existing agreements or instruments to which the Company is a party.

Section 4.6 No Subsidiaries.  Except as set forth in Section 4.6 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is the owner of record or beneficial owner, nor does it control, directly or indirectly, any capital stock, securities convertible into capital stock, or any other equity interest in any Person.  Except as set forth in Section 4.6 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is or has ever been a partner or member, or has, or has ever had, any other ownership interest in any general or limited partnership, or any similar entity.

Section 4.7 Minutes; Books and Records.  The Company has made available to Parent true, complete and accurate copies, or the complete original, of the minute books of the Company and its Subsidiaries.  The minute books of the Company and its Subsidiaries accurately reflect in all material respects all actions taken at meetings, or by written consent in lieu of meetings, of the stockholders, members, board of directors and all committees of the board of directors of the Company and its Subsidiaries.  All corporate actions taken by the Company and its Subsidiaries have been duly authorized, and no such actions taken by the Company and its Subsidiaries have been taken in breach or violation of the Company Charter Documents.

Section 4.8 Litigation.  Except as set forth in Section 4.8 of the Disclosure Schedule, there are no actions, proceedings, claims, suits, oppositions, challenges, charge or governmental or regulatory investigations (“Proceedings”) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or its or their assets, properties, businesses, or employees.  There are no outstanding judgments, writs, injunctions, orders, decrees or settlements, whether preliminary, temporary or permanent (“Orders”), imposed by any Governmental Authority against or that apply, in whole or in part, to the Company or any of its Subsidiaries, or its or their assets, properties, businesses, or employees, in each case to the extent relating to the business of the Company or any of its Subsidiaries.

Section 4.9 Assets Necessary to the Company.  The Company and its Subsidiaries own or have a valid license or leasehold interest in all of the rights, properties and assets, including Intellectual Property, that are used or held for use in or are necessary for the Company or any of its Subsidiaries to conduct the Company’s and its Subsidiaries’ business as currently conducted.  Immediately following the Closing, none of the Selling Parties will own, license or lease any rights, properties or assets that are used or held for use in or are necessary for the Company or any of its Subsidiaries or the Surviving Company, as the case may be, to conduct the Company’s and its Subsidiaries’ business as currently conducted.

Section 4.10 Financial Statements.

(a) The Company has delivered to the Buying Parties (i) the audited balance sheets of Partners as of December 31, 2006, December 31, 2007 and December 31, 2008 (the date of the most recent such balance sheet being referred to herein as the “Balance Sheet Date”), and the related audited statements of income, change in member’s equity, and of cash flows of Partners for the three years ended December 31, 2008 (the foregoing audited financial statements, together with any additional audited financial statements of Partners provided after the date hereof pursuant hereto, including the notes thereto and all related compilations, reviews and other reports issued by its accountants with respect thereto, the “Audited Financial Statements”), and (ii) unaudited balance sheets of Partners as of January 31, 2009, and the related unaudited statements of income of Partners for the month ended January 31, 2009 (the foregoing unaudited financial statements, together with any additional unaudited financial statements of Partners provided after the date hereof pursuant hereto, including the notes thereto and all related compilations, reviews and other reports issued by its accountants with respect thereto, the “Most Recent Financial Statements”, and together with the Audited

Financial Statements, the “Financial Statements”).  The Financial Statements have been prepared in accordance with GAAP consistently applied, and fairly present in all material respects the financial condition of Partners as of the dates thereof and the results of their operations for the periods covered thereby; provided, however, that the interim Most Recent Financial Statements are subject to normal recurring year-end adjustments, which in the aggregate are not material, and lack footnotes and other presentation items.  No financial statements of any Person other than Partners are required by GAAP to be included in the consolidated financial statements of Partners.

(b) The Company has delivered to the Buying Parties (i) the unaudited balance sheets of Holdings as of December 31, 2006, December 31, 2007 and December 31, 2008, and the related statements of income, member’s equity, and of cash flows of Holdings for the three years ended December 31, 2008, and (ii) an unaudited balance sheet of Holdings as of January 31, 2009, and the related unaudited statements of income of Holdings for the month ended January 31, 2009.  The financial statements described in this Section 4.10(b), together with any additional financial statements of the Company or Holdings provided after the date hereof pursuant hereto, including the notes thereto and all related compilations, reviews and other reports issued by its accountants with respect thereto, have been prepared in accordance with GAAP consistently applied, and fairly present in all material respects the financial condition of the Company or Holdings as of the dates thereof and the results of their operations for the periods covered thereby; provided, however, that the interim financial statements described in this Section 4.10(b)(ii) are subject to normal recurring year-end adjustments, which in the aggregate are not material, and lack footnotes and other presentation items.

(c) The Company and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 4.10(d).  The Company (x) has implemented and maintains disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the chief executive officer and the chief financial officer of the Company by others within those entities and (y) has disclosed, based on its most recent evaluation, to the Company’s outside auditors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  These disclosures were made in writing by management to the Company’s auditors, true and complete copies of which have been made available to Parent before the date hereof.

(e) The Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) or assets (other than its membership interest in Holdings), and since the date of its incorporation has not conducted any business other than through Partners.

(f) Except as set forth in Section 4.10(f) of the Disclosure Schedule or as reflected in the financial statements described in Section 4.10(b) and delivered to Parent prior to the date hereof, Holdings does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) or assets (other than its membership interest in Partners), and since the date of its formation has not conducted any business other than through Partners.

Section 4.11 Bank Accounts.  Section 4.11 of the Disclosure Schedule contains a true, complete and accurate list of (a) the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any of its Subsidiaries has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true, complete and accurate list and description of each such account, box and relationship and (c) the name of every Person authorized to draw thereon or having access thereto.

Section 4.12 Debt.  Section 4.12 of the Disclosure Schedule sets forth a complete and accurate list of the amounts and types of all of the Company’s and its Subsidiaries’ outstanding Debt as of the date hereof.

Section 4.13 Absence of Certain Changes.  Since the Balance Sheet Date, (a) the Company and its Subsidiaries have been operated in all material respects in the ordinary course of business consistent with past practice, (b) the Company and its Subsidiaries have not taken or agreed to take any of the actions set forth in Section 7.1 hereof, (c) there has not occurred any event or condition that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company, and (d) through the date hereof, the Company and its Subsidiaries have not suffered the loss of service of any officers, directors, employees, consultants or agents (collectively, “Personnel”) who are material, individually or in the aggregate, to the operations or conduct of the Company.

Section 4.14 Transactions with Affiliates.  Except as set forth in Section 4.14 of the Disclosure Schedule, no Related Party (as defined in this Section 4.14) either currently or at any time since December 31, 2005:  (i) has or has had any interest in any material property (real or personal, tangible or intangible) that the Company or any of its Subsidiaries uses or has used in or pertaining to the business of the Company or any of its Subsidiaries or (ii) has or has had any business dealings or a financial interest in any transaction with the Company or any of its Subsidiaries or involving any material assets or property of the Company or any of its Subsidiaries.  For purposes of this Agreement, the term “Related Party” shall mean as of any time:  an officer or director, Stockholder holding more than 2.5% of the Company Shares, any

Holder, employee or Affiliate of the Company or any of its Subsidiaries at such time, any present spouse, stepchild, stepparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, or any child, grandchild, parent, grandparent or sibling, including any adoptive relationships, of any such officer, director or Affiliate of the Company or any of its Subsidiaries or any trust or other similar entity for the benefit of any of the foregoing Persons.

Section 4.15 Contracts.

(a) Section 4.15(a) of the Disclosure Schedule sets forth a complete and accurate list of each Contract of the following types or having the following terms to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or their properties or assets is or may be bound as of the date hereof (collectively, the “Company Contracts”):

(i) all Contracts providing for the employment, retention, bonus, severance or other service relationship with any current or former officer, director, employee, consultant or other person requiring compensation by the Company (the name, position or capacity and rate of compensation of each such person and the expiration date of each such Contract being set forth in Section 4.15(a) of the Disclosure Schedule), to the extent there are continuing obligations of the Company or its Subsidiaries thereunder in excess of $50,000;

(ii) all material Contracts (other than employment contracts) with any current or former officer, director, stockholder, employee, consultant, agent or other representative of the Company or any of its Subsidiaries or with an entity in which any of the foregoing is a controlling person;

(iii) (A) all instruments relating to indebtedness for borrowed money, any note, bond, deed of trust, mortgage, indenture or agreement to borrow money, and any agreement relating to the extension of credit or the granting of a Lien other than Permitted Liens, or (B) any Contract of guarantee of credit in favor of any Person or entity in excess of $100,000;

(iv) all lease, sublease, rental, license or other Contracts under which the Company or any of its Subsidiaries is a lessor or lessee of any real property or the guarantee of any such lease, sublease, rental or other Contracts providing for lease or rental payments in excess of $100,000 per annum and a term of at least twelve (12) months;

(v) all Contracts containing any covenant or provision limiting the freedom or ability of the Company or any of its Subsidiaries to engage in any line of business, engage in business in any geographical area or compete with any other Person or requiring exclusive dealings by the Company or any of its Subsidiaries;

(vi) (A) all Contracts for the purchase of materials, inventory, supplies or equipment (including, without limitation, computer hardware and Software), or for the provision of services, involving annual payments of more than $100,000, containing any escalation, renegotiation or redetermination provisions, other than Contracts that are terminable within ninety (90) days without premium or penalty to the Company or any of its Subsidiaries; and (B) notwithstanding (A), all Contracts (i) with material customers of the business of the Company or any of its Subsidiaries, (ii) for the sale by the Company or any of its Subsidiaries of materials, supplies, inventory or equipment (including, without limitation, computer hardware and Software), or (iii) for the provision of services by the Company or any of its Subsidiaries (including, without limitation, consulting services, data processing and management, and project management services), the performance of which will extend over a period of more than one (1) year and involve consideration in excess of $100,000;

(vii) all partnership or joint venture Contracts;

(viii) all Contracts or purchase orders relating to capital expenditures involving total payments by the Company and its Subsidiaries of more than $100,000 per year;

(ix) all Contracts relating to licenses of Intellectual Property (whether the Company or any of its Subsidiaries is the licensor or licensee thereunder) material to the business of the Company;

(x) all Contracts relating to the future disposition or acquisition of any business enterprise or any interest in any business enterprise;

(xi) all Contracts between or among (A) the Company or any of its Subsidiaries, on the one hand, and (B) any Stockholder (or Holder), such Stockholder’s Affiliate (or Holder’s Affiliate), or any Related Party (other than the Company), on the other hand;

(xii) Contracts pertaining to the issuance of debt or equity of the Company or any of its Subsidiaries;

(xiii) Contracts which are (A) outside the ordinary course of business for the purchase, acquisition, sale or disposition of any assets or properties or (B) for the grant to any Person of any option or preferential rights to purchase any assets or properties;

(xiv) all engagement letters with clients of the Company or any of its Subsidiaries under which any amount is or may become payable to the Company or any of its Subsidiaries;

(xv) all Contracts under which the Company or any of its Subsidiaries agrees to indemnify any Person; and

(xvi) any other Contract which involves consideration in excess of $100,000 per year.

(b) (i) Each Company Contract is legal, valid, binding and enforceable against the Company or the party to such Company Contract which is a Subsidiary of the Company, as the case may be, and to the Knowledge of the Company as of the date hereof, against each other party thereto, and is in full force and effect, and (ii) neither the Company nor any of its

Subsidiaries nor, to the Knowledge of the Company as of the date hereof, any other party, is in material breach or default, and no event has occurred which could constitute (with or without notice or lapse of time or both) a material breach or default (or give rise to any right of termination, modification, cancellation or acceleration) or loss of any benefits under any Company Contract.

(c) The Company has delivered to Parent complete and accurate copies of each Company Contract through the date hereof and there has been no material modification, waiver or termination of any Company Contract or any material provision thereto through the date hereof.  The Company is not contemplating as of the date hereof any modification, waiver or termination of any Company Contract.  Except as set forth on Section 4.15(c) of the Disclosure Schedule, no Company Contract is terminable or cancelable as a result of the consummation of the transactions contemplated in this Agreement.

(d) There are no non-competition or non-solicitation agreements or any similar agreements or arrangements that could restrict or hinder the operations or conduct of the business of the Company or any of its Subsidiaries or the use of its properties or assets or any “earn-out” agreements or arrangements (or any similar agreements or arrangements) to which any of the Stockholders (or Holders) or the Company or any of its Subsidiaries is a party or may be subject or bound (other than this Agreement or pursuant to this Agreement).

Section 4.16 Labor.  Neither the Company nor any of its Subsidiaries is party to any collective bargaining agreements and there is no labor strike, slowdown, work stoppage or lockout actually pending or, to the Knowledge of the Company, threatened, with respect to the employees of the Company.  The Company and each of its Subsidiaries has, in all material respects, complied with applicable Laws relating to the terms and conditions of employment including without limitation such Laws relating to wages and hours, immigration and workplace safety, except for any noncompliance which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect.

Section 4.17 Insurance.  The Company and its Subsidiaries have in place insurance policies in amounts and types that are customary in the industry for similar companies and all such policies are valid and in full force and effect.  Section 4.17 of the Disclosure Schedule contains a complete and accurate list of all insurance policies currently maintained relating to the Company and its Subsidiaries.  The Company has delivered to Parent complete and accurate copies of all such policies together with (a) all riders and amendments thereto and (b) if completed, the applications for each of such policies.  All premiums due on such policies have been paid, and the Company and its Subsidiaries have complied in all material respects with the provisions of such policies and, to the Knowledge of the Company, such policies are valid and in full force and effect.  No Proceedings are pending or, to the Knowledge of the Company, threatened, to revoke, cancel, limit or otherwise modify such policies and no notice of cancellation of any of such policies has been received.  The Company and its Subsidiaries are in compliance with all warranties contained in all insurance policies.

Section 4.18 Intentionally Omitted.

Section 4.19 Absence of Certain Business Practices.  Neither the Company, nor any of its Subsidiaries, nor any Stockholder, Holder, director, officer, employee or agent of the Company or any of its Subsidiaries, nor any other Person acting on behalf of the Company or any of its Subsidiaries, directly or indirectly, has, to the Knowledge of the Company, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person which (a) could reasonably be expected to subject the Company or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or Proceeding or (b) is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect or which could subject the Company or any of its Subsidiaries or Parent or any of its Subsidiaries to suit or penalty in any private or governmental litigation or Proceeding.

Section 4.20 Real Property; Title; Valid Leasehold Interests.

(a) Neither the Company nor any of its Subsidiaries owns or has owned in the three (3) years prior to the date hereof, and is not under any Contract to purchase, any real property.

(b) The Company has delivered or made available to Parent a true, complete, and accurate copy of each real property lease of the Company and its Subsidiaries, together with all amendments, modifications, and extensions thereof (the “Company Leases”).

(c) The Company and its Subsidiaries have valid and enforceable leasehold interests in each property covered by each Company Lease.  Neither the Company nor any of its Subsidiaries has subleased or granted to any Person the right to use or occupy any such leased property or any portion thereof.

(d) The Company and its Subsidiaries are in compliance in all material respects with the provisions of each Company Lease, and each such Company Lease is in full force in all material respects.

(e) To the Knowledge of the Company, with respect to the Company Leases, there are no (i) material violations of building codes and/or zoning ordinances or other governmental or regulatory laws affecting the applicable real property, (ii) existing, pending, or threatened condemnation proceedings affecting any such real property or (iii) existing, pending, or threatened zoning, building code, or similar matters, which are reasonably likely to interfere with the operations of the Company’s or any of its Subsidiaries’ business in any material respect.

Section 4.21 Environmental.  Except as could not reasonably be likely to result in a material liability to the Company or any of its Subsidiaries, there has been no Release or, to the Knowledge of the Company, threatened Release of any Hazardous Materials at, on, under or from any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries or any other location.

Section 4.22 Employee Benefits.

(a) Section 4.22(a) of the Disclosure Schedule contains a list of:  (i) each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and referred to herein as a “Pension Plan”), (ii) each

“employee welfare benefit plan” (as defined in Section 3(1) of ERISA and referred to herein as a “Welfare Plan”) and (iii) each other “Benefit Plan” (defined herein as any Pension Plan, Welfare Plan and any other plan, fund, program, arrangement or agreement (including any employment or consulting agreement or any employee stock ownership plan) to provide medical, health, disability, life, bonus, incentive, stock or stock-based right (option, ownership or purchase), retirement, deferred compensation, severance, change in control, salary continuation, vacation, sick leave, fringe, incentive insurance or other benefits) to any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries, or to any worker providing services to the Company or any of its Subsidiaries through an employee leasing arrangement, that is maintained, or contributed to, or required to be contributed to, by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability.  With respect to each Benefit Plan, the Company has delivered or made available to Parent true, complete and accurate copies of:  (i) such Benefit Plan (or, in the case of an unwritten Benefit Plan, a written description thereof), (ii) the three (3) most recent IRS Form 5500 annual reports filed with the IRS (if any such report was required), (iii) the most recent summary plan description and all subsequent summaries of material modifications for such Benefit Plan (if a summary plan description was required), (iv) each trust agreement and group annuity contract relating to such Benefit Plan, if any, (v) the most recent determination letter from the IRS with respect to such Benefit Plan, if any, and (vi) the most recent actuarial valuation with respect to such Benefit Plan, if any.

(b) Each Benefit Plan has, in all material respects, been established, funded, maintained and administered in compliance with its terms and with the applicable provisions of ERISA, the Code and all other applicable Laws.  Neither the Company nor any of its Subsidiaries has undertaken or committed to make any amendments to any such Benefit Plan (other than amendments which have been provided to Parent prior to the date hereof) or to establish, adopt or approve any new plan that, if in effect on the date hereof, would constitute a Benefit Plan.

(c) Each Pension Plan and any trust established pursuant thereto intended to be qualified and tax exempt under Sections 401(a) and 501(a) have been the subject of a favorable and up-to-date determination letter from the IRS (or if not up to date, the period to apply for an up-to-date determination letter has not elapsed) or an up-to-date opinion letter from the IRS upon which the Company is entitled to rely with respect to such Pension Plan to the effect that such Pension Plan and trust are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code.  To the Knowledge of the Company, there are no circumstances or events that have occurred that could reasonably be expected to result in the disqualification of any Pension Plan.

(d) Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate of the Company or any of its Subsidiaries has maintained, contributed to or been required to contribute to any benefit plan in the past six years that is subject to the provisions of Section 412 of the Code or Title IV of ERISA.  Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate maintains or has an obligation to contribute to or has within the past six (6) years maintained or had an obligation to contribute to a “multiemployer plan.”  For purposes hereof, “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(e) Neither the Company nor any of its Subsidiaries has any liability for life, health, medical or other welfare benefits for former employees or beneficiaries or dependents thereof with coverage or benefits under Benefit Plans, other than as required by COBRA or any other applicable Law.  Except as would not reasonably be expected to result in a material liability, all contributions or premiums owed by the Company or any of its Subsidiaries with respect to Benefit Plans under Law, contract or otherwise have been paid on a timely basis and all contributions required to be made under each Benefit Plan have been timely made and, to the extent not required to be contributed or paid, all obligations in respect of each Benefit Plan have been properly accrued or reflected in the Financial Statements.  There are no pending or, to the Knowledge of the Company, threatened, claims, lawsuits, arbitrations or audits asserted or instituted against any Benefit Plan, any fiduciary (as defined by Section 3(21) of ERISA) of any Benefit Plan, the Company or any of its Subsidiaries, or any employee or administrator thereof, in connection with the existence, operation or administration of a Benefit Plan (other than claims in the ordinary course), in each case that could reasonably be expected to result in a material liability.  To the Knowledge of the Company, with respect to each Benefit Plan, there has not occurred, and no Person whom the Company has an obligation to indemnify is contractually bound to enter into, any nonexempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA that could, individually or in the aggregate, reasonably be expected to result in material liability.

(f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) cause or result in the accelerated vesting, funding or delivery of, or increase the amount or value of any Benefit Plan, (ii) cause or result in the obligation to fund any Benefit Plan or (iii) cause or result in a limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.  Without limiting the generality of the foregoing, no amount paid or payable pursuant to the terms of a Benefit Plan by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(g) The Company does not maintain any Benefit Plans (i) outside the U.S. or (ii) for the benefit of any individual whose principal place of employment is outside the U.S.

Section 4.23 Employees.

(a) The Company has delivered or made available to Parent a true and correct schedule setting forth (i) the name, title and total compensation in respect of the Company’s 2008 fiscal year of each officer and director of the Company and each of its Subsidiaries and each other employee, consultant and agent, (ii) all bonuses and other incentive compensation received by such Persons in respect of the Company’s 2008 fiscal year and (iii) all Contracts or commitments by the Company or any of its Subsidiaries to increase the compensation or to modify the conditions or terms of employment of any of its officers or directors, or employees, consultants and agents.

(b) To the Knowledge of the Company, no officer, director or employee of the Company or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such Person and any other Person that could reasonably be expected to (i) prohibit the performance by such Person of his/her duties for or on behalf of the Company or any of its Subsidiaries or (ii) adversely affect the ability of the Company or any of its Subsidiaries to conduct its or their primary business.

(c) Neither the Company nor any of its Subsidiaries has classified any individual as an “independent contractor” or similar status who, under applicable Law or the provisions of any Benefit Plan, should have been classified as an employee.  Neither the Company nor any of its Subsidiaries has any material liability by reason of any individual who provides or provided services to the Company or any of its Subsidiaries, in any capacity, being improperly excluded from participating in any Benefit Plan.

(d) No executive, key employee or significant group of employees has informed the Company or any of its Subsidiaries of his, her or its definite intent to terminate employment with the Company or any of its Subsidiaries during the next twelve (12) months.

Section 4.24 Taxes and Tax Returns.  Except as set forth in Section 4.24 of the Disclosure Schedule:

(a) All material Tax Returns required to be filed by or with respect to the Company and the Company’s Subsidiaries or their respective assets and operations (but not any Tax Returns of, or required to be filed by, any Selling Party) (“Company Tax Returns”) have been timely filed (taking into account valid extensions of the time for filing).  All such Company Tax Returns (i) were prepared in the manner required by applicable Law and (ii) are true, complete and accurate in all material respects.  True, complete and accurate copies of all federal, state, local and foreign Company Tax Returns filed in the previous three (3) years have been provided to Parent prior to the date hereof.

(b) The Company and the Company’s Subsidiaries have timely paid, or caused to be paid, all material Taxes required to be paid by them, whether or not shown (or required to be shown) on a Tax Return (except for Taxes being contested in good faith with a Taxing Authority and for which there is a sufficient reserve (without regard to deferred Tax assets and liabilities) on the balance sheet included in the Financial Statements), and the Company and the Company’s Subsidiaries have established, in accordance with GAAP, a sufficient reserve (without regard to deferred Tax assets and liabilities) on the balance sheet included in the Financial Statements for the payment of all material Taxes not yet due and payable.  Since December 31, 2008, neither the Company nor any of the Company’s Subsidiaries has incurred any liability for Taxes other than Taxes incurred in the ordinary course of business.

(c) The Company and the Company’s Subsidiaries (i) have complied in all material respects with the provisions of the Code relating to the withholding and payment of Taxes,

including the withholding and reporting requirements under Sections 1441 through 1464, 3101 through 3510, and 6041 through 6053 of the Code and related Treasury Regulations, (ii) have complied in all material respects with all provisions of state, local and foreign Law relating to the withholding and payment of Taxes, and (iii) have, within the time and in the manner prescribed by Law, withheld the applicable amount of material Taxes required to be withheld from amounts paid to any employee, independent contractor or other third party and paid over to the proper Governmental Authorities all amounts required to be so paid over.

(d) Within the five (5) years prior to the date hereof, none of the Company Tax Returns have been audited by the IRS or any state, local or foreign Taxing Authority and no adjustment relating to any Company Tax Return has been proposed or threatened in writing by any Taxing Authority.  Neither the Company nor any of the Company’s Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code (or an analogous provision of state, local or foreign Law).  To the Knowledge of the Company, there are no examinations or other administrative or court proceedings relating to Taxes in progress or pending, and there is no existing, pending or threatened in writing claim, proposal or assessment against the Company or any of the Company’s Subsidiaries or relating to its assets or operations asserting any deficiency for Taxes.

(e) Within the five (5) years prior to the date hereof, no written claim has ever been made by any Taxing Authority with respect to the Company or any Subsidiary of the Company in a jurisdiction where the Company or such Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.  There are no security interests on any of the assets of the Company or the Company’s Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes and, except for liens for real and personal property Taxes that are not yet due and payable, there are no liens for any Taxes upon any assets of the Company or the Company’s Subsidiaries.

(f) No extension of time with respect to any date by which a Company Tax Return was or is to be filed is in force, and no written waiver or agreement by the Company or any of the Company’s Subsidiaries is in force for the extension of time for the assessment or payment of any Taxes.

(g) Neither the Company nor any of the Company’s Subsidiaries has granted a power of attorney, which power of attorney is still in effect as of the date hereof, to any Person with respect to any Taxes.

(h) Neither the Company nor any of the Company’s Subsidiaries (i) is a party to any contract, agreement, plan or arrangement relating to allocating or sharing the payment of, indemnity for, or liability for, Taxes (other than any such contract, agreement, plan or arrangement between or among the Company and/or its Subsidiaries), (ii) is or has ever been a member of any affiliated group that filed or was required to file an affiliated, consolidated, combined or unitary Tax Return (other than the group of which the Company or any of the Company Subsidiaries is the common parent), (iii) has any liability for the Pre-Closing Tax Period Taxes of another Person pursuant to Treasury Regulation Section 1.1502-6 (or any comparable provision of Law) (other than such liability for the group of which the Company or any of the Company Subsidiaries is the common parent), or (iii) has any liability for

Pre-Closing Tax Period Taxes of any other Person as a transferee or successor, or by contract or otherwise.

(i) Neither the Company nor any of the Company’s Subsidiaries is, or has been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code or otherwise.

(j) Neither the Company nor any of the Company’s Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(k) The Company made a valid election under Subchapter S of the Code to which all Persons who were shareholders on the date of such election gave their (and if necessary each shareholder’s spouse gave his or her) consent and such election became effective on March 18, 1999.  The Company is, and has been since the date of its incorporation, an S corporation (as defined in Section 1361 of the Code).  With respect to all states in which the Company files Tax Returns and which, for state Tax purposes, allow a corporation to be treated as an “S corporation” or similar entity entitled to special Tax treatment, all elections for such treatment have been properly and validly made in such states and the Company has complied at all times with all applicable requirements and filing procedures for such treatment.

(l) The Company has not taken or agreed to take any action (nor is it aware of any agreement, plan or circumstance) that to the Knowledge of the Company is reasonably likely to prevent the Merger from being treated as a “reorganization” within the meaning of Section 368(a) of the Code.

(m) Neither the Company nor any of the Company’s Subsidiaries has been included with any other entity in any consolidated, combined, unitary or similar return for any Tax period for which the statute of limitations has not expired (other than a Tax Return for a group of which the Company or any Company Subsidiary was the common parent).

(n) Neither the Company nor any of the Company’s Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(o) Neither the Company nor any of the Company’s Subsidiaries will be required to include any item of income, or exclude any item of deduction from taxable income, for any taxable period (or portion thereof) ending after the Closing Date as a result of:  (i) an installment sale or open transaction disposition on or before the Closing Date or (ii) any change in method of accounting for a taxable period ending on or before the Closing Date.

(p) Gleacher Partners Ltd. has filed an IRS Form 8832 (Entity Classification Election) electing classification as a disregarded entity for U.S. federal and state income Tax purposes, effective on a date prior to the date hereof.

(q) Since the date of its formation, Gleacher Partners (Asia) Ltd. has been an inactive corporation, has recognized no income and has incurred only a de minimis amount of expenses.

Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that no representation or warranty is made by the Company or its Subsidiaries in respect of Tax matters in any Section of this Agreement other than this Section 4.24.

Section 4.25 Intellectual Property Rights.

(a) Section 4.25(a) of the Disclosure Schedule lists all registered Owned Company Intellectual Property (other than Trade Secrets).

(b) Except as set forth in Section 4.25(b) of the Disclosure Schedule, (i) all registrations for material Owned Company Intellectual Property are valid and in force in all material respects, and (ii) all applications to register any unregistered material Owned Company Intellectual Property Rights are pending and in good standing in all material respects, all without challenge.  No claims are pending or, to the Knowledge of the Company, have been threatened in writing to the Company or any of its Subsidiaries challenging the validity, enforceability or ownership by the Company or any of its Subsidiaries of any of the material Owned Company Intellectual Property.

(c) Each item of material Company Intellectual Property is either:  (i) owned by the Company or any of its Subsidiaries free and clear of any Liens; or (ii) rightfully used and authorized for use by the Company or any of its Subsidiaries pursuant to a valid and enforceable written Contract.

(d) To the Knowledge of the Company, the activities of the Company and its Subsidiaries, the Owned Company Intellectual Property and any Company Intellectual Property licensed exclusively to the Company or any of its Subsidiaries in any field of use does not infringe, dilute or misappropriate the Intellectual Property of any third Person.  Neither the Company nor any of its Subsidiaries has received any written claim or notice from any Person alleging the Company or any of its Subsidiaries is engaging in any activity that infringes, or that any of the material Owned Company Intellectual Property or any material Company Intellectual Property licensed exclusively to the Company or any of its Subsidiaries in any field of use infringes upon, any Intellectual Property of any third Person.  Neither the Company nor any of its Subsidiaries has received any written claim or notice from any Person challenging the Company’s or any of its Subsidiaries’ ownership or right to use any of the material Owned Company Intellectual Property or any material Company Intellectual Property licensed exclusively to the Company or any of its Subsidiaries; and there are no infringement suits, actions or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to any third Person’s Intellectual Property.  To the Knowledge of the Company, no Person is engaging in any activity that infringes, dilutes or misappropriates any of the material Owned Company Intellectual Property or any material Company Intellectual Property licensed exclusively to the Company or any of its Subsidiaries in any field of use.

Section 4.26 Information Technology; Security & Privacy.  All material information technology and computer systems (including Software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, used in or necessary to the conduct of the business of the Company or any of its Subsidiaries (collectively, “Company IT Systems”) have been properly maintained in all material respects by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards prudent in the industry, to ensure proper operation, monitoring and use.  The Company IT Systems are in all material respects in good working condition to effectively perform all information technology operations necessary to conduct the business of the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries has experienced within the past three (3) years any material disruption to, or material interruption in, its conduct of business attributable to a defect, bug, breakdown or other failure or deficiency of the Company IT Systems.  The Company and its Subsidiaries have taken commercially reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of the business of the Company and its Subsidiaries (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of the business of the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries is in material breach of any material Contract related to any Company IT System.

Section 4.27 State Takeover Statutes.  No state takeover or similar statute or regulation is applicable to the Transaction, this Agreement or any of the transactions contemplated hereby.

Section 4.28 No Broker.  No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee payable by the Company in connection with any of the transactions contemplated by this Agreement.

Section 4.29 Regulatory Matters.  In addition to, and without limiting the generality of, the foregoing representations and warranties, including, but not limited to, those contained in Sections 4.3 and 4.4 hereof:

(a) Since December 31, 2005, the Company and its Subsidiaries have timely filed all registrations, declarations, reports, notices, forms and other filings required to be filed by it with the SEC, FINRA, or any other Governmental Authority (including applicable state securities regulatory bodies), and all amendments or supplements to any of the foregoing.

(b) The Company has made available to Parent a copy of the currently effective Form BD as filed by the Company and its Subsidiaries with the SEC.  Except as set forth in Section 4.29(b) of the Disclosure Schedule, the information contained in such form was complete and accurate in all material respects as of the time of filing thereof and remains complete and accurate in all material respects as of the date hereof.

(c) Except with respect to employees in training or employees who have been employed by the Company or any of its Subsidiaries for fewer than 90 days, all of the employees who are required to be licensed or registered to conduct the business of the Company and its Subsidiaries are duly licensed or registered in each state and with each Governmental Authority in which or with which such licensing or registration is so required.

(d) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of its or their employees or “associated persons” (as defined in the Exchange Act) has been the subject of any disciplinary proceedings or orders of any Governmental Authority arising under applicable Laws.  No such disciplinary proceeding or order is pending or, to the Knowledge of the Company, threatened.  Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of its or their employees or associated persons has been permanently enjoined by the order of any Governmental Authority from engaging or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security.  Neither the Company nor any of its Subsidiaries is or has been ineligible to serve as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act (including being subject to any “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act).  None of the Company’s or any of its Subsidiaries’ employees or associated persons are or, to the Knowledge of the Company, have been ineligible to serve as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act (including being subject to any “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act).

(e) As of the date of this Agreement, the Company and its Subsidiaries are, and at all times until the Closing the Company and its Subsidiaries shall be, in compliance with Rules 15c3-1 and 15c3-3 under the Exchange Act and FINRA Rule 3130, and as of the date of this Agreement, the Company and its Subsidiaries have sufficient net capital such that it is not required to effect an early warning notification pursuant to Rule 17a-11 under the Exchange Act.

(f) The information provided by the Company and its Subsidiaries to the Central Registration Depository with respect to the employees of the Company or any of its Subsidiaries (including any Form BD, Form U4 or Form U5) is true, accurate and complete in all material respects.

(g) Each of the Company and its Subsidiaries and each of its and their respective officers, employees and “associated persons” (as defined under the Exchange Act) who are required to obtain a Permit as a broker-dealer, a principal, a representative, an agent or a salesperson (or any limited subcategory thereof) with the SEC or a Governmental Authority are duly registered as such and such registrations, all of which are set forth on Section 4.29(g) of the Disclosure Schedule, are in full force and effect.  All such Permits have been complied with in all material respects, and such Permits as currently filed, and all periodic and other reports required to be filed with respect thereto, are accurate and complete in all material respects.  The information contained in such Permits, forms and reports was true and complete in all material respects as of the date of the filing thereof, and timely amendments were filed, as necessary, to correct or update any information reflected in such registrations, forms or reports.  Section 4.29(g) of the Disclosure Schedule hereto sets forth all Governmental Authorities with which any of the Company or its Subsidiaries is registered, licensed, authorized or approved as a broker-dealer, including any membership in any such

Governmental Authority.  Each of the Company and its Subsidiaries, by virtue of its broker-dealer activities, is not required to be registered or obtain a Permit in any jurisdiction other than those listed in Section 4.29(g) of the Disclosure Schedule.

Section 4.30 Significant Clients.  Section 4.30 of the Disclosure Schedule lists, for the current fiscal year through the date of this Agreement and the three prior fiscal years (i) all of the clients of the Company and its Subsidiaries that made any payment to the Company or any of its Subsidiaries during any such period; and (ii) the amounts paid to the Company and its Subsidiaries by each such client.  Neither the Company nor any of its Subsidiaries has received notice prior to the date hereof from any of such clients that a client has a material dispute with the Company, and, to the Knowledge of the Company as of the date hereof, none of such clients has any material disputes with the Company or any of its Subsidiaries.

Section 4.31 Absence of Undisclosed Liabilities.  Except for (a) specifically those liabilities or obligations described on the Disclosure Schedule, (b) those liabilities that are reflected or reserved against on the Financial Statements delivered to Parent prior to the date hereof and (c) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date or obligations under this Agreement or the Ancillary Agreements, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be material to the business of the Company and its Subsidiaries.

Section 4.32 Investment Advisory Activities.  The conduct of the business of the Company and its Subsidiaries, as presently conducted and as conducted at all times prior to the date hereof, does not require the Company or any of its Subsidiaries or any of their respective officers or employees to be registered as an investment adviser under the Investment Advisers Act of 1940 or as an investment adviser or investment adviser representative or agent under the Laws of any Governmental Authority.

Section 4.33 Information Supplied.  None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Information Statement (as defined below) shall, at the time the Information Statement is first mailed to the holders of Parent Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

Except as set forth in the Disclosure Schedules, each Selling Party hereby represents and warrants to Parent, severally and not jointly, as of the date hereof and as of the Closing Date (or as of such other date as may be expressly provided in any representation or warranty), as to such Selling Party, as follows:

Section 5.1 Ownership of the Company Shares or Interests.  Such Selling Party is the owner, beneficially and of record, of the Company Shares set forth opposite such Selling Party’s name on Exhibit A hereto (or, as applicable, the Interests set forth opposite such Selling Party’s name on Exhibit A hereto), free and clear of any and all Liens.  Such Selling Party is not party to or otherwise bound by, and to the Knowledge of such Selling Parties, there are no restrictions upon, or voting trusts, proxies or other agreements or understandings of any kind with respect to, the voting, purchase, redemption, acquisition or transfer of, or the declaration or payment of any dividend or distribution on, the Company Shares or Interests, as applicable, owned by such Selling Party.  Neither the Company Shares nor the Interests are subject to any preemptive right, right of first refusal or other right or restriction.  Each Holder represents that it is transferring the Interests to be transferred by such Holder pursuant to the Interests Purchase free and clear of any and all Liens.

Section 5.2 Acquisition of Parent Stock.

(a) Such Selling Party is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act.

(b) The Parent Common Stock to be received by such Selling Party as Merger Consideration or Interests Purchase Consideration, as the case may be, is being acquired by such Selling Party for its own account for the purpose of investment and not (A) with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or (B) for the account or benefit of, as a nominee or agent for, or on behalf of any Person in circumstances that would preclude Parent and Merger Sub from relying on any exemption from the registration requirements under the Securities Act.

(c) Such Selling Party understands that the Parent Common Stock to be issued to such Selling Party as Merger Consideration or Interests Purchase Consideration, as the case may be, will be issued in reliance upon Rule 506 of Regulation D under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, and such Selling Party will not, without the prior written consent of Parent, offer, sell, pledge or otherwise transfer the Parent Common Stock except as permitted under applicable Law.

(d) Such Selling Party has not, and none of its Affiliates or any person acting on behalf of such Selling Party or any such Affiliate has, engaged or will engage in any general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) with respect to the Parent Common Stock.

(e) To the knowledge of such Selling Party, the Transactions contemplated by this Agreement (A) have not been pre-arranged with a buyer of the Parent Common Stock in circumstances that would preclude Parent and Merger Sub from relying on any exemption from the registration requirements under the Securities Act, and (B) are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(f) Such Selling Party understands that the Parent Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or pursuant to an exemption from registration (and based upon an opinion of counsel reasonably satisfactory to Parent and its counsel) and each certificate representing the Parent Common Stock will be endorsed with the following legends (which Parent shall cause to be removed at such Selling Party’s request at such time as such transfer restrictions no longer apply):

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, GIFTED, ASSIGNED, DISTRIBUTED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, GIFT, ASSIGNMENT, DISTRIBUTION, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR DISPOSITION IS DONE (1) WITH THE WRITTEN CONSENT OF BROADPOINT SECURITIES GROUP, INC., (2) PURSUANT TO A TENDER OFFER WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR ANY OR ALL OF THE COMMON STOCK OF BROADPOINT SECURITIES GROUP, INC., (3) IN CONNECTION WITH ANY PLAN OF REORGANIZATION, RESTRUCTURING, BANKRUPTCY, INSOLVENCY, MERGER OR CONSOLIDATION, RECLASSIFICATION, RECAPITALIZATION, OR, IN EACH CASE, SIMILAR CORPORATE EVENT OF BROADPOINT SECURITIES GROUP, INC., (4) THROUGH AN INVOLUNTARY TRANSFER PURSUANT TO OPERATION OF LAW, OR (5) IN COMPLIANCE WITH THE PROVISIONS OF AND THE RESTRICTIONS CONTAINED IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER, BY AND AMONG BROADPOINT SECURITIES GROUP, INC., MAGNOLIA ADVISORY LLC, GLEACHER PARTNERS INC.  AND THE OTHER PARTIES THERETO (COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY).  IN ADDITION, NO TRANSFER, SALE, GIFT, ASSIGNMENT, DISTRIBUTION, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER (THE “ACT”) AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR EXCEPT PURSUANT TO RULE 144 OR REGULATION S OR OTHER APPLICABLE EXEMPTION UNDER THE ACT.”; and

(ii) Any other legend required to be placed thereon by applicable United States federal or state, or other applicable state and foreign securities laws.

Section 5.3 Authorization and Effect of Agreement.

(a) Such Selling Party has all requisite right, capacity and authority to execute and deliver this Agreement and the Ancillary Agreements to which such Selling Party is or is proposed to be a party and to perform the obligations applicable to such Selling Party hereunder and under any such Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements by such Selling Party and the performance by such Selling Party of the obligations applicable to such Selling Party hereunder and thereunder, as the case may be, and the consummation of the transactions contemplated hereby and thereby, as the case may be, have been duly authorized and no other action on the part of such Selling Party is necessary to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which such Selling Party is or is proposed to be a party or the consummation of the transactions contemplated hereby or thereby.  This Agreement and the Ancillary Agreements that have been executed on the date hereof have been, and, upon execution by the Stockholders at the Closing, each other Ancillary Agreement will be, duly and validly executed and delivered by such Selling Party and, assuming due authorization, execution and delivery hereof by the other parties hereto and thereto, constitutes (or, with respect to such other Ancillary Agreements, will constitute) legal, valid and binding obligations of such Selling Party, enforceable against such Selling Party in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) If such Selling Party is a natural person, such Selling Party is competent to execute and deliver this Agreement and the Ancillary Agreements to which it is or is proposed to be a party, to consummate the transactions contemplated hereby and thereby and to comply with the provisions hereof and thereof.  If such Selling Party is a natural person and is married, and such Selling Party’s Company Shares (or Interests, as applicable) constitute community property or such Selling Party otherwise needs spousal or other approval for this Agreement to be valid and binding, the execution, delivery and performance of this Agreement, the consummation by such Selling Party of the transactions contemplated hereby and the compliance by such Selling Party of the provisions hereof have been duly authorized by, and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of, such Selling Party’s spouse, enforceable against such spouse in accordance with its terms.

Section 5.4 Consents and Approvals; No Violations.  Except as set forth in Section 5.4 of the Disclosure Schedule, no filing with, and no Permit or Consent of any Governmental Authority or any other Person is necessary to be obtained, made or given by such Selling Party in connection with the execution and delivery by such Selling Party of this Agreement or any Ancillary Agreement to which such Selling Party is, or is proposed to be, a party, the performance by such Selling Party of the obligations applicable to such Selling Party hereunder or thereunder and the consummation of the transactions contemplated hereby or thereby.  Neither the execution and delivery by such Selling Party of this Agreement or any such Ancillary Agreement nor the consummation by such Selling Party of the transactions contemplated by this Agreement or any such Ancillary Agreement nor compliance by such Selling Party with any of the provisions hereof or thereof will (a) if such Selling Party is a trust, conflict with or result in any breach of any provisions of the trust agreement or other constitutive documents of such Selling Party, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration or loss of material benefits) under any of the terms, conditions or provisions of any Contract to which such Selling Party is a party or may otherwise be subject or bound or result in the creation of any Lien on the Company Shares or Interests, as applicable, owned or held by such Selling Party or any of the assets or properties of the Company or any of its Subsidiaries, or (c) violate any Permit or Law applicable to such Selling Party or to which such Selling Party or any of his, her or its assets or properties may be subject or bound.

Section 5.5 Litigation.  There is no Proceeding pending or, to the Knowledge of such Selling Party, threatened, that relates to the ownership of the Company Shares or the Interests, as applicable, by such Selling Party.  There are no outstanding Orders imposed by any Governmental Authority that apply, in whole or in part, to the Company Shares or Interests, as applicable, owned by such Selling Party.

Section 5.6 Selling Party Agreements.  Such Selling Party is not a party to, nor is otherwise bound by, any Contract, including any confidentiality, non-competition, non-solicitation or proprietary rights agreement, between such Selling Party and any other Person that will (a) materially and adversely affect the ability of the Company or any of its Subsidiaries, the Surviving Company or any of its respective Affiliates to conduct their business from and after the Closing, or (b) if such Selling Party is an employee, officer or director of the Company or any of its Subsidiaries, materially impair or restrict the ability of such Selling Party to operate, control, manage or work for the Company or any of its Subsidiaries, the Surviving Company or any of its respective Affiliates from and after the Closing (in each case, other than Contracts entered into with Parent, Merger Sub or any of their respective Affiliates in connection with or contemplation of this Agreement).

Section 5.7 Selling Party’s Affiliates.  Except as set forth in Section 5.7 of the Disclosure Schedule, such Selling Party is not an Affiliate of, nor otherwise has any other economic interest in, any other Stockholder or Holder.

Section 5.8 Short Sales and Confidentiality Prior to the Date Hereof.  Other than the transaction contemplated hereunder, such Selling Party has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Selling Party, executed any Prohibited Transaction, in or with respect to the securities of Parent during the period commencing from the date hereof until the earlier to occur of (i) Parent’s issuance of a press release disclosing the transactions contemplated hereby and (ii) Parent’s filing of a Current Report on Form 8-K disclosing the transactions contemplated hereby.  Other than confidential disclosures to other Persons party to this Agreement and other than confidential disclosures made to such Selling Party’s representatives and family members, such Selling Party has maintained the confidentiality of all disclosures made to it in connection with this transaction (including through the date hereof the existence and terms of this transaction).  “Prohibited Transaction” shall mean any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to Parent Common Stock by the Selling Party or any Person acting on behalf of or pursuant to any understanding with such Selling Party.  Such prohibited hedging or other transaction could include without limitation effecting any short sale (whether or not such sale or position is “against the box”) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to Parent Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Parent Common Stock.

Section 5.9 Released Matters.  Such Selling Party has not knowingly assigned or transferred or purported to assign or transfer to any Person any Released Matters and no Person other than such Selling Party has any interest in any Released Matter by Law or Contract by virtue of any action or inaction by such Selling Party, except for any such interest conferred under the Laws of estate or succession.

Section 5.10 Information Supplied.  None of the information supplied or to be supplied by or on behalf of such Selling Party for inclusion or incorporation by reference in the Information Statement (as defined below) shall, at the time the Information Statement is first mailed to the holders of Parent Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Disclosure Schedules, Parent and Merger Sub each represents and warrants to the Selling Parties as of the date hereof and as of the Closing Date (or as of such other date as may be expressly provided in any representation or warranty) as follows:

Section 6.1 Organization and Good Standing.  Parent is duly incorporated, validly existing and in good standing under the laws of the State of New York, and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Buying Parties have all requisite power and authority to own, lease, operate and otherwise hold its properties and assets and to carry on its business as presently conducted.  Each of the Buying Parties is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the assets or properties owned or leased by it requires qualification.  Merger Sub is, and has been at all times since the date of its formation, wholly owned by Parent and a disregarded entity for U.S. federal and state income Tax purposes.  Parent has provided the Company and the Selling Parties’ Representative with true, correct and complete copies of the organizational documents of Merger Sub.  Each Subsidiary of Parent (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the requisite corporate power and authority or other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 6.2 Authorization and Effect of Agreement.  Each of the Buying Parties has all requisite right, power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or is proposed to be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the performance by the Buying Parties of their obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the board of directors of Parent, and by the written consent of Parent, as sole member of Merger Sub and no other corporate or other action on the part of any Buying Party is necessary to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is or is proposed to be a party.  The acquisition by the Selling Parties who will be officers or directors of Parent after the Merger of the Parent Common Stock to be issued in the Merger has been approved by the Board of Directors of Parent and such approval specifies (i) the name of each such officer or director, (ii) the number of shares of Parent Common Stock to be received by such officer or director in the Merger and (iii) that the approval is given for the purpose of exempting the receipt of such shares from the applicability of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.  No approval or consent of the stockholders of Parent is required under applicable Law or under any applicable contractual obligation in connection with the consummation of the Transactions other than the consent of the Principal Parent Stockholder set forth in the Stockholders Consent.  This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by the Buying Parties and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Buying Parties enforceable against the Buying Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 6.3 Consents and Approvals; No Violations.  Except for (i) the matters set forth in Section 4.3(i), (ii), and (iii) hereof; (ii) the mailing of the Information Statement to Parent’s shareholders; (iii) such filings as are required to be made with the SEC in connection with this Agreement under the Exchange Act; and (iv) such filings as may be made with the SEC and other Governmental Authorities under applicable securities laws in connection with this Agreement or the Registration Rights Agreement, no filing with, and no Permit or Consent of any Governmental Authority or any other Person is necessary to be obtained, made or given by any Buying Party in connection with the execution and delivery by the Buying Parties of this Agreement and any Ancillary Agreement to which any Buying Party is a party, the performance by the Buying Parties of their obligations hereunder and thereunder and the consummation by the Buying Parties of the Transactions.  The execution and delivery of this Agreement by each of the Buying Parties and the execution and delivery by such Buying Party of each Ancillary Agreement to which such Buying Party is or is proposed to be, a party, the consummation by the Buying Parties of the transactions contemplated hereby and thereby, and the compliance by the Buying Parties with any of the provisions hereof or thereof will not (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Parent or the organizational documents of Merger Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or loss of material benefits) under any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party or otherwise may be subject to or bound or result in the creation of any Lien (other than Permitted Liens) on any of the assets or properties of Parent or Merger Sub, or (c) violate any Permit or Law applicable to Parent or Merger Sub or to which Parent or Merger Sub or any of its assets or properties may be subject to or bound, except in the case of (b) or (c), any violation, breach or default which would not have or would not reasonably be expected to have a Material Adverse Effect on Parent.

Section 6.4 Litigation.  There are no Proceedings pending or, to the Knowledge of the Buying Parties, threatened against the Parent or any of its Subsidiaries or its or their assets, properties, businesses, or employees that would reasonably be expected to have a Material Adverse Effect on Parent.  There are no Orders imposed by any Governmental Authority against or that apply, in whole or in part, to Parent or any of its Subsidiaries, or its or their assets, properties, businesses, or employees that would reasonably be expected to have a Material Adverse Effect on Parent.

Section 6.5 Sufficiency of Funds.  At the Closing, the Buying Parties shall have available funds in an amount sufficient to permit them to pay the cash portion of the Merger Consideration and the Interests Purchase Consideration to be paid at Closing and related fees and expenses required to be paid by the Buying Parties.

Section 6.6 Parent Common Stock.  The Parent Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights created by statute, Parent’s organizational documents or any agreement to which Parent is a party or by which it is bound and will be free and clear of all Liens (other than those restrictions pursuant to the Securities Act) and shall be listed for trading on the NASDAQ Global Market or such other exchange on which the Parent Common Stock is then listed or quoted on the date of such issuance.  Subject to the representations and warranties given by the Company and the Selling Parties in this Agreement being true and complete, no registration under the Securities Act is required for the offer and sale of the Parent Common Stock to the Selling Parties under this Agreement.

Section 6.7 Regulatory Compliance.

(a) Since January 1, 2006, Parent has timely filed all reports, statements, forms, schedules, registration statements, prospectuses, proxy statements, and other documents, together with any amendments required to be made with respect thereto, required to be filed by it with the SEC pursuant to the Exchange Act or the Securities Act, as the case may be (the “Parent SEC Reports”).  Except as disclosed therein, each of the Parent SEC Reports, at its effective date (in the case of Parent SEC Reports that are registration statements), at the meeting date (in the case of Parent SEC Reports that are proxy statements), or at the time filed, furnished or communicated (in the case of all other Parent SEC Reports), complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, and the rules and regulations of the SEC promulgated thereunder, each as in effect on the applicable date referred to above, applicable to such Parent SEC Reports, and did not, as of the applicable date referred to above, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date.  As of the date of this Agreement, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

(b) In addition to, and without limiting the generality of, the other representations and warranties in this Article VI, including, but not limited to, those contained in Section 6.3 and 6.9 hereof:

(i) Since December 31, 2005, Parent and its Subsidiaries have timely filed all registrations, declarations, reports, notices, forms and other filings required to be filed by it with the SEC, FINRA, or any other Governmental Authority (including applicable state securities regulatory bodies), and all amendments or supplements to any of the foregoing.

(ii) The information contained in the currently effective Form BD as filed by Parent and its Subsidiaries with the SEC was complete and accurate in all material respects as of the time of filing thereof and remains complete and accurate in all material respects as of the date hereof.

(iii) Neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any of its or their employees or associated persons has been permanently enjoined by the order of any Governmental Authority from engaging or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security.  Neither Parent nor any of its Subsidiaries is or has been ineligible to serve as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act (including being subject to any “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act).  None of Parent’s or any of its Subsidiaries’ employees or associated persons are or, to the Knowledge of Parent, have been ineligible to serve as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act (including being subject to any “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act).

(iv) Each of Parent and its Subsidiaries and each of its and their respective officers, employees and “associated persons” (as defined under the Exchange Act) who are required to obtain a Permit as a broker-dealer, a principal, a representative, an agent or a salesperson (or any limited subcategory thereof) with the SEC or a Governmental Authority are duly registered as such and such registrations are in full force and effect.

(c) The consolidated financial statements of Parent and its Subsidiaries (the “Parent Financial Statements”) included (or incorporated by reference) in the Parent SEC Reports (including the related notes, where applicable, and including the financial statements included in the Current Report on Form 8-K filed by Parent on February 24, 2009) (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries; (ii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of footnotes), and presented fairly the consolidated financial position, results of operations, changes in stockholders’ equity and cash flows of Parent and the consolidated Subsidiaries of Parent as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements other than those included in the Current Report referenced in the preceding portion of this sentence, to normal year-end adjustments).  The financial statements to be included in Parent’s Annual Report on Form 10-K for the year ended December 31, 2008, shall be consistent in all material respects with the financial statements included in the Current Report on Form 8-K filed by Parent on February 24, 2009.

(d) Parent and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e) The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 6.7(e).  Parent (x) has implemented and maintains disclosure controls and procedures to ensure that material information relating to Parent and its Subsidiaries is made known to the chief executive officer and the chief financial officer of Parent by others within those entities and (y) has disclosed, based on its most recent evaluation, to Parent’s outside auditors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting.  These disclosures were made in writing by management to Parent’s auditors, true and complete copies of which have been made available to the Company and the Selling Parties’ Representative before the date hereof.

Section 6.8 Capitalization of Parent.

(a) As of February 27, 2009 (the “Parent Capitalization Date”), the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 1,500,000 shares of preferred stock.  As of the Parent Capitalization Date, of the shares of Parent Common Stock authorized:  (i) 80,187,795 shares are outstanding, (ii) 166,401 shares are held in a rabbi trust to hedge certain deferred compensation obligations, (iii) 483,601 shares are reserved for issuance upon the exercise of Parent Common Stock purchase warrants issued to purchasers of the Parent’s senior notes dated June 13, 2003, (iv) 7,545,996 shares are reserved for issuance upon the exercise of Employee Stock Options, (v) 8,530,793 shares are reserved for the issuance of Parent Common Stock upon the settlement of RSU Awards that are currently outstanding, (vi) 750,000 additional RSU Awards are committed to Lee Fensterstock and Peter McNierney pursuant to, and in accordance with the schedule in and terms of, their current employment agreements, (vii) 6,367,325 additional shares are, as of the Parent Capitalization Date, reserved for issuance pursuant to the Employee Stock Incentive Plans in respect of future awards under such plans, and (viii) no other shares of Parent Common Stock are reserved for issuance for any purpose.  As of the Parent Capitalization Date, of the shares of Parent preferred stock authorized:  (i) 1,000,000 shares of Parent’s Series B Mandatory Redeemable Preferred Stock are currently outstanding and (ii) no other shares of Parent preferred stock are currently outstanding and, other than Parent’s Series A Junior Participating Preferred Stock referred to in the Rights Agreement, no series of Parent preferred stock has been designated or reserved for issuance.  The Rights Agreement terminated on March 31, 2008 and, as of the date hereof, (i) the Rights Agreement has no further force or effect and (ii) the Company has not taken any action to amend the Rights Agreement to extend its term or to adopt a new rights agreement.

(b) Neither Parent nor any of its Subsidiaries has issued any securities in violation of any preemptive or similar rights.  There are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote (“Voting Parent Debt”).  As of the Parent Capitalization Date, except pursuant to this Agreement, there are not any Options (i) obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or of any of its Subsidiaries or any Voting Parent Debt, (ii) obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Parent Common Stock.  Parent is not a party to or bound by and, to the Knowledge the Buying Parties, there are no, restrictions upon, or voting trusts, proxies or other agreements or understandings of any kind with respect to, the voting, purchase, redemption, acquisition or transfer of, or the declaration or payment of any dividend or distribution on, Parent Common Stock or any shares of the capital stock of or equity interests in any Subsidiary of Parent.

Section 6.9 Permits; Compliance with Law.

(a) Parent and its Subsidiaries hold all material Permits necessary for the ownership and lease of its and their properties and assets and the lawful conduct of its business as it is now substantially conducted under and pursuant to all applicable Laws.  All material Permits have been legally obtained and maintained and are valid and in full force and effect.  Parent and its Subsidiaries are in compliance in all material respects with all of the terms and conditions of all Permits.  To the Knowledge of the Buying Parties, (i) there has been no material change in the facts or circumstances reported or assumed in the application for or granting of any Permits and (ii) no outstanding violations are or have been recorded in respect of any Permits.  No action, proceeding, claim or suit is pending or, to the Knowledge of the Buying Parties, threatened, to suspend, revoke, withdraw, modify or limit any Permit, and, to the Knowledge of the Buying Parties, no investigation is pending or threatened in writing, to suspend, revoke, withdraw, modify or limit any Permit.  To the Knowledge of the Buying Parties, there is no fact, error or admission relevant to any Permit that could reasonably be expected to result in the suspension, revocation, withdrawal, material modification or material limitation of, or could reasonably be expected to result in the threatened suspension, revocation, withdrawal, material modification or material limitation of, or in the loss of any Permit.

(b) Parent and its Subsidiaries and its and their properties, assets, operations and business are currently being, and since December 31, 2006 have been, operated in compliance in all material respects with all Permits and applicable Laws except for such noncompliance as has not had or would not reasonably be expected to have a Material Adverse Effect.

Section 6.10 Absence of Certain Changes.  Since December 31, 2008, (a) through the date hereof Parent and its Subsidiaries have been operated in all material respects in the ordinary course of business consistent with past practice and (b) there has not occurred any event or condition that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Parent.

Section 6.11 Intentionally Omitted.

Section 6.12 Taxes and Tax Returns.

(a) All material Tax Returns required to be filed by or with respect to Parent and Parent’s Subsidiaries or their respective assets and operations (“Parent Tax Returns”) have been timely filed (taking into account valid extensions of the time for filing).  All such Parent Tax Returns (i) were prepared in the manner required by applicable Law and (ii) are true, complete and accurate in all material respects.

(b) Parent and the Parent’s Subsidiaries have timely paid, or caused to be paid, all material Taxes required to be paid by them, whether or not shown (or required to be shown) on a Tax Return (except for Taxes being contested in good faith with a Taxing Authority and for which there is a sufficient reserve (without regard to deferred Tax assets and liabilities) on the balance sheet included in the Parent Financial Statements), and Parent and Parent’s Subsidiaries have established, in accordance with GAAP, a sufficient reserve (without regard to deferred Tax assets and liabilities) on the balance sheet included in the Parent Financial Statements for the payment of all material Taxes not yet due and payable.  Since December 31, 2008, neither Parent nor any of Parent’s Subsidiaries has incurred any liability for Taxes other than Taxes incurred in the ordinary course of business.

(c) To the Knowledge of Parent, there are no examinations or other administrative or court proceedings relating to material Taxes in progress or pending, and there is no existing, pending or threatened in writing claim, proposal or assessment against Parent or any of Parent’s Subsidiaries or relating to its assets or operations asserting any deficiency for material Taxes.

(d) Parent has not taken or agreed to take any action (nor is it aware of any agreement, plan or circumstance) that to the Knowledge of Parent is reasonably likely to prevent the Merger from being treated as a “reorganization” within the meaning of Section 368(a) of the Code.

Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that no representation or warranty is made by Parent or Merger Sub in respect of Tax matters in any Section of this Agreement other than this Section 6.12.

Section 6.13 Listing and Maintenance Requirements.  The shares of Parent Common Stock are registered pursuant to the Exchange Act and are listed on The NASDAQ Global Market, and Parent has taken no action designed to terminate the registration of Parent Common Stock or delisting Parent Common Stock from The NASDAQ Global Market.

Section 6.14 No Broker.  No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee payable by the Buying Parties in connection with any of the transactions contemplated by this Agreement.

Section 6.15 Information Supplied.  None of the information supplied or to be supplied by or on behalf of the Buying Parties for inclusion or incorporation by reference in the Information Statement shall, at the date it is first mailed to the holders of Parent Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.  Notwithstanding the foregoing, no representation is made by the Buying Parties (in this Section 6.15 or otherwise) with respect to statements made or incorporated by reference based on information supplied by or on behalf of the Company or the Selling Parties.

ARTICLE VII

COVENANTS

Section 7.1 Operation of the Company Pending the Closing.  The Company shall not, and the Selling Parties shall cause the Company and its Subsidiaries not to, take any action with the purpose of causing any of the conditions to the Buying Parties’ obligations set forth in Article VIII hereof to not be satisfied.  Except with the prior written consent of Parent, during the period from the date of this Agreement to the Closing, the Company shall, and the Selling Parties shall cause the Company and its Subsidiaries to, comply in all material respects with all applicable Laws and conduct its and their businesses in all material respects according to its ordinary and usual course of business and to use all commercially reasonable efforts consistent therewith (x) to preserve intact its and their present business operations and material properties, assets and business organizations and (y) to maintain satisfactory relationships with all customers, regulators, creditors and others having significant business relationships with the Company or any of its Subsidiaries.  Without limiting the generality of the foregoing, and except as set forth in the Disclosure Schedule, as otherwise provided in this Agreement or as required by applicable Law, during the period from the date of this Agreement to the Closing, the Company shall not, and the Selling Parties shall cause the Company and its Subsidiaries not to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of additional shares of capital stock of any class, or any Options;

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(b) split, combine or reclassify any shares of capital stock of the Company or any of its Subsidiaries or declare, set aside for payment or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of the capital stock of the Company or any of its Subsidiaries, other than any dividend or distribution of cash and other assets identified in Section 7.1(b) of the Disclosure Schedule, not reasonably expected to result in a negative Net Tangible Book Value or a failure to comply with any applicable net minimum capital requirements or any other applicable Law (provided, however, that the aggregate amount of any such dividend or distribution of cash and the fair market value of any other assets identified in Section 7.1(b) of the Disclosure Schedule shall not exceed $10 million);

(c) enter into an agreement with respect to any merger, consolidation, liquidation or business combination involving the Company or any of its Subsidiaries, or any acquisition or disposition of any material properties, assets or securities of the Company or any of its Subsidiaries;

(d) terminate, amend or provide any waiver or consent under any Company Contract other than in the ordinary course of business, provided that the Company shall consult with Parent before taking any action pursuant to this Section 7.1(d) in the ordinary course of business;

(e) terminate or amend any Permit issued by FINRA or any other securities regulator or any other material Permit;

(f) propose or adopt any amendment to the Company Charter Documents;

(g) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division or line of business thereof or (ii) make any material investment either by purchase of stock or securities, contributions to capital, property transfer or purchase of any property or assets of any Person;

(h) incur any indebtedness or issue any debt securities or assume, guarantee or endorse the obligations of any other Person, other than trade payables in the ordinary course of business which are not material in amount, consistent with past practice;

(i) pay, discharge, satisfy or cancel any direct or indirect, primary or secondary, material liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise, unless in the ordinary course of business;

(j) (i) increase in any manner the rate or terms of compensation or Benefit Plans for any of its directors, officers or other employees, except as may be required under existing employment agreements or applicable Law, (ii) hire any new employees or (iii) unless authorized or required by Law, enter into or amend any employment, bonus, severance or retirement contract or adopt or amend any Benefit Plan;

(k) (i) sell, lease, transfer or otherwise dispose of, any of its material property or assets other than in the ordinary course of business consistent with past practice or (ii) create Liens on any of its material property or assets, other than Permitted Liens;

(l) sell, assign, lease, license, transfer or otherwise dispose of, mortgage, pledge or encumber, any real property or amend in any material respect, terminate, modify in any material respect, renew or assign any rights under any real property lease;

(m) sell, assign, lease, license, transfer or otherwise dispose of, mortgage, pledge or encumber, any Owned Company Intellectual Property or amend in any material respect, terminate, modify in any material respect, renew or assign any rights under any Contract related to any Company Intellectual Property other than in the ordinary course of business, provided that the Company shall consult with Parent before taking any action pursuant to this Section 7.1(m) in the ordinary course of business;

(n) make any loans, advances or capital contributions (other than advances for travel and other normal business expenses to officers and employees), except in the ordinary course of business;

(o) commit to make any capital expenditure or fail to make any planned capital expenditures, or enter into any commitments or transactions not in the ordinary course of business, in any case involving aggregate value in excess of $100,000, or make aggregate capital expenditures or commitments in excess of $100,000;

(p) fail to maintain all its assets in good repair and condition in all material respects, except to the extent of wear or use in the ordinary course of business or damage by fire or other unavoidable casualty;

(q) except as may be required as a result of a change in applicable Law or GAAP, change any accounting principles or practices used by the Company or any of its Subsidiaries;

(r) institute, settle or dismiss any material action, claim, demand, lawsuit, proceeding, arbitration or grievance by or before any court, arbitrator or governmental or regulatory body threatened against, relating to or involving the Company or any of its Subsidiaries in connection with any business, asset or property of the Company or any of its Subsidiaries;

(s) enter into any Contract with a term of more than twelve (12) months or involving the payment, or provision of goods or services, in excess of $100,000 (other than Contracts entered into in the ordinary course of business consistent with past practice or Contracts that can be terminated on no more than 60 days notice without payment of any fee);

(t) make, revoke or change any Tax election or change any Tax accounting method, settle or compromise any Tax liability, or waive or consent to the extension of any statute of limitations for the assessment and collection of any Tax (this clause (t) being the sole provision of this Section 7.1 governing Tax matters);

(u) either fail to pay in any material respect the accounts payable or other liabilities of the Company or any of its Subsidiaries, or fail to pursue to collect in any material respect any of the accounts receivable or other indebtedness owed to the Company or any of its Subsidiaries, in a manner consistent with the practices of the Company prior to the date hereof;

(v) abandon or fail to maintain in any material respect any registration for or registration of any Owned Company Intellectual Property; or

(w) authorize, agree or commit to take any of the foregoing actions.

This Section 7.1 is not intended to, in any way, confer overall control of the Company or its operations to Parent or any of its directors, officers, employees, Affiliates.  Related Parties or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”).  As of the Closing, the Company and its Subsidiaries shall not, and the Selling Parties shall cause the Company and its Subsidiaries not to, have any Indebtedness outstanding or any assets subject to any Liens.  Solely for purposes of this Section 7.1, “Indebtedness” and “Liens” shall have the respective meaning given to each such in the Mast Preferred Stock Purchase Agreement.

Section 7.2 Access.  From the date of this Agreement until the Closing Date or the termination of this Agreement, each party will afford the other and each of their authorized Representatives access at all reasonable times and upon reasonable notice to all of its and its Subsidiaries’ assets, properties, Personnel and operations and to all its and its Subsidiaries’ books and records, and each party will permit the other and each of their authorized Representatives to review its books and records and to conduct such inspections as they may reasonably request, and the Company will permit the Buying Parties and each of their authorized Representatives to review the Financial Statements, subject to compliance with applicable Law; provided, however, that (i) such investigation shall not unreasonably interfere with the business operations of any party; (ii) no party shall be required to provide access to any information or take any other action that would constitute a waiver of the attorney-client privilege; (iii) no party need supply the other party with any information which, in the reasonable judgment of such party, such party is under a legal obligation not to supply; and (iv) no Stockholder (or Holder) other than the Selling Parties’ Representative shall have any rights under this Section 7.2; provided, however, that in the case of clause (iii), such party shall promptly provide to the other party a general description of such information not being supplied and such party shall use its reasonable best efforts to obtain any consent required to disclose such information.  Each party will instruct its officers to furnish such Persons with such financial and operating data and other information with respect to its business, prospects and properties as such Persons may from time to time reasonably request.  All information obtained in connection with such access shall be governed by the Non-Disclosure Agreement between Parent and the Company dated January 28, 2009 (the “Confidentiality Agreement”), the terms and provisions of which shall be incorporated by reference into this Agreement.

Section 7.3 Notification.  The Company and each of the Selling Parties (only with respect to information within its, his or her possession) shall promptly notify Parent, and Parent shall promptly notify the Company, of (i) any fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused or is reasonably likely to cause any representation or warranty in this Agreement made by it, him or her to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing, (ii) any material failure on its or their part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any litigation, arbitration or administrative proceeding pending or, to their Knowledge, threatened against the Company or any of its Subsidiaries, the Stockholders, the Holders, or the Buying Parties, as the case may be, which challenges the transactions contemplated by this Agreement or any Ancillary Agreement; provided that each of the parties hereto agrees that the delivery of any notice pursuant to this Section 7.3 shall not limit, diminish or otherwise affect the remedies available hereunder to the party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the parties hereto.  No failure to comply with this Section 7.3 shall by itself constitute the failure of any condition set forth in Article VIII, or by itself give rise to any rights of termination under Article IX or indemnification under Article X, except to the extent the underlying matter would independently result in the failure of a condition set forth in Article VIII or give rise to any rights of termination or indemnification under Article IX or X, respectively.

Section 7.4 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, the Company, each of the Selling Parties and the Buying Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions and the transactions contemplated by the Ancillary Agreements as promptly as practicable, including, without limitation, (i) the prompt preparation and filing of all forms, registrations, notices and other filings required to be filed to consummate the Transactions and the transactions contemplated by the Ancillary Agreements and the taking of such reasonable best efforts as are necessary to obtain at the earliest practicable date any approvals, consents, orders, exemptions or waivers of any Governmental Authority or any other Person, and (ii) using reasonable best efforts to cause the satisfaction of all conditions to Closing.  Each of Parent, on the one hand, and the Company and the Selling Parties, on the other hand, shall promptly consult with the other with respect to, provide any necessary information with respect to, and provide the other (or its counsel) advanced copies of, all filings made by such party with any Governmental Authority or any other Person or any other information supplied by such party to a Governmental Authority or any other Person in connection with this Agreement and the transactions contemplated by this Agreement.  The Company shall allow the Buying Parties to be present and participate in all communications and meetings with any Governmental Authority.

(b) Without limiting the generality of the foregoing, (i) as promptly as practicable, but in no event later than ten Business Days following the execution and delivery hereof, the Selling Parties shall file or cause to be filed with FINRA a change of control notice and continuing membership application pursuant to NASD Rule 1017 with respect to Partners (the “Partners FINRA Notice”) and Parent shall file or cause to be filed with FINRA the FINRA notice, if required for the Transaction, with respect to Broadpoint Capital, Inc. (the “Broadpoint Capital FINRA Notice” and, together with the Partners FINRA Notice, the “FINRA Notices”) and (ii) as promptly as practicable, but in no event later than ten Business Days following the determination that the filing is required by applicable Law, each of the

Selling Parties and Parent shall file or cause to be filed with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form, if any, required for the Transactions and shall, as promptly as practicable, file with the FTC and DOJ any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act or FINRA rules, as applicable. Each of the Company, the Selling Parties, Parent and Merger Sub shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act or required by FINRA.

(c) Each party hereto shall promptly inform the others of any communication from any Governmental Authority regarding any of the Transactions.

(d) Each of the Selling Parties agrees that he shall not sell, transfer, pledge, hypothecate, mortgage or encumber his Company Shares or Interests, as applicable, other than as contemplated by this Agreement or take any action reasonably expected to cause the non-satisfaction of the conditions to Closing set forth in Article VIII hereof.

Section 7.5 Parent Information Statement.

(a) As promptly as practicable following the execution of this Agreement, Parent shall prepare and, after consultation with and receipt of any comments from the Company, file with the SEC an information statement (the “Information Statement”) to be sent to Parent’s stockholders in connection with the approval through the execution of the Stockholders Consent of the Charter Amendment and Share Issuance pursuant to the provisions of Section 615 of the New York Business Corporation Law.  Each of the Company and the Selling Parties shall cooperate with Parent in connection with the preparation of the Information Statement and shall furnish all information concerning such party as Parent may reasonably request in connection with the preparation of the Information Statement including all information related to the Company and the Selling Parties required to be set forth in the Information Statement pursuant to rules and regulations promulgated by the SEC under the Exchange Act.  Parent, the Company and each of the Selling Parties shall each use its reasonable best efforts to have the Information Statement cleared by the SEC as promptly as reasonably practicable after such filing.  Parent shall use its reasonable best efforts to cause the Information Statement to be mailed to Parent’s shareholders promptly after the Information Statement is cleared by the SEC.

(b) Parent shall promptly notify the Company of (i) the receipt of any comments from the SEC and all other written correspondence and oral communications with the SEC relating to the Information Statement and (ii) any request by the SEC for any amendment or supplement to the Information Statement or for additional information with respect thereto.  Drafts of the Information Statement and any amendment or supplement thereto shall be provided to the Company for its review and comment before Parent files them with the SEC.

(c) If at any time prior to the Effective Time any party hereto becomes aware of any information relating to the Company, the Selling Parties or the Buying Parties or any of their respective Affiliates, directors or officers, which should be set forth in an amendment or supplement to the Information Statement, so that the Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such party shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to Parent’s shareholders.

Section 7.6 Further Assurances.  From time to time after the Closing, without additional consideration, each party hereto will (or, if appropriate, cause its Affiliates to) execute and deliver such further instruments and take such other action as may be necessary or reasonably requested by the other party to make effective the transactions contemplated by this Agreement and the Ancillary Agreements and to provide the other party with the intended benefits of this Agreement and the Ancillary Agreements.

Section 7.7 Confidentiality.  The Selling Parties acknowledge and agree that from and after the date hereof each Selling Party shall keep confidential any and all information (whether in oral or written form, electronically stored or otherwise) (i) that is related in any way to the Company or any of its Subsidiaries or the Buying Parties or (ii) received from another party that is related to this Agreement, any of the Ancillary Agreements or the transactions contemplated hereby and thereby (collectively, “Confidential Information”); provided that any Confidential Information that (i) was or becomes generally available to the public other than as a result of a disclosure by the party receiving such Confidential Information in violation of this Agreement, (ii) was or becomes available to a party on a non-confidential basis from a source other than the party disclosing such Confidential Information or its Representatives; provided, further, that such source was not known to the Selling Party to be bound by any agreement or obligation to keep such information confidential, or (iii) was independently developed by the party receiving such Confidential Information or its Representatives without reference to any Confidential Information, shall not be subject to the restrictions contained in this Section 7.7.  Notwithstanding anything to the contrary contained herein, a party may disclose the Confidential Information to its Representatives who need to know such Confidential Information to evaluate the Transactions or the transactions contemplated by the Ancillary Agreements, are informed of its confidential nature, and agree to abide by this Section 7.7.  In the event that a Selling Party is required by Law, regulation, supervisory authority or other applicable judicial or governmental order to disclose any Confidential Information, such Selling Party shall provide Parent with prompt written notice, unless notice is prohibited by Law, of any such request or requirement so that Parent may seek a protective order or other appropriate remedy.  If, failing the entry of a protective order (which the party required to disclose will use its commercially reasonable efforts to obtain), the Selling Party required to disclose the Confidential Information is, upon the advice of its counsel, compelled to disclose such Confidential Information, such Selling Party may disclose that portion of the Confidential Information that counsel advises that such Selling Party is compelled to disclose and will exercise commercially reasonable efforts to obtain assurance to the extent possible that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed.  In any event, any Selling Party required to disclose the Confidential Information will use its commercially reasonable efforts to, and will not oppose action by Parent to, obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.  The Selling Parties’

obligations under this Section 7.7 shall survive the Closing Date until the second anniversary thereof, provided that if this Agreement terminates prior to the Closing, this Section 7.7 shall terminate concurrently with the Agreement.

Section 7.8 Consents.  The parties will use their reasonable best efforts to obtain such Consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the transactions contemplated by this Agreement and to enable the Company and its Subsidiaries to carry on its business after the Closing Date substantially as such business was conducted by it prior to the Closing Date including, without limitation, the Consents referred to in Section 4.3.  If the Company is unable to obtain any such Consent or authorization from any Person (other than a Governmental Authority) prior to the Closing, following the Closing until such Consents or authorizations are obtained, the Selling Parties shall use their reasonable best efforts in cooperation with the Buying Parties (at the Buying Parties request and expense) to obtain such Consents or authorizations.

Section 7.9 Tax Matters.

(a) Parent shall prepare and file, or cause to be prepared and filed, all Company Tax Returns for any taxable period ending on, before or including the Closing Date and with due dates (including extensions) after the Closing Date.  To the extent any Taxes shown as due on any Tax Return described in this Section 7.9(a) are indemnifiable by the Selling Parties pursuant to this Agreement, such Tax Returns shall be prepared in a manner consistent with prior practice unless a contrary treatment is required by applicable Law, and the Parent shall provide (or cause the Company and the Company’s Subsidiaries to provide) the Selling Parties’ Representative with copies of such Tax Returns at least 30 days prior to the due date for filing thereof (including extensions) for the Selling Parties’ Representative’s review and approval.  Parent and the Selling Parties’ Representative shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing.  In the event that Parent and the Selling Parties’ Representative are unable to resolve any dispute with respect to such Tax Return at least fifteen (15) days prior to the due date for filing, such dispute shall be resolved by the Reviewing Accountant, which resolution shall be binding on the parties.  Notwithstanding the foregoing, nothing contained in this Section 7.9(a) shall in any manner terminate, limit or adversely affect any right to receive indemnification pursuant to any provision in this Agreement.

(b) All transfer, documentary, sales, use, registration and other such Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be shared equally by the Selling Parties, on the one hand, and the Buying Parties, on the other; provided that, notwithstanding anything to the contrary in this Agreement, all transfer, documentary, sales, use, registration and other such Taxes incurred in connection with the distribution or transfer of any asset identified in Section 7.1(b) of the Disclosure Schedule shall be borne by the Selling Parties.  The Buying Parties and the Selling Parties shall cooperate to the extent necessary in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

(c) All contracts, agreements or arrangements under which the Company or any of the Company’s Subsidiaries may at any time have an obligation to indemnify for or share the payment of or liability for any portion of a Tax (or any amount calculated with reference to any portion of a Tax) (other than any such contract, agreement, arrangement between or among the Company and/or its Subsidiaries) shall be terminated with respect to the Company and any such Subsidiary as of the Closing Date, and the Company and such Subsidiary shall thereafter be released from any liability thereunder.

(d) The Company, the Company’s Subsidiaries, the Buying Parties and the Selling Parties shall, and shall each cause their Affiliates to, provide to the other cooperation and information, as and to the extent reasonably requested, in connection with the filing of any Tax Return, in conducting any audit, examination, litigation or other proceeding with respect to Taxes or in connection with any other matter related to Taxes.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Selling Parties, the Buying Parties and the Company shall, and shall cause their respective Affiliates to (i) retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, the Selling Parties and the Buying Parties, as the case may be shall allow the other party to take possession of such books and records.  The Selling Parties, the Buying Parties and the Company further agree, upon request, to use all commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or customer of the Company or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including but not limited to with respect to the Merger).

(e) Prior to Closing, each Selling Party shall deliver to the Buying Parties a completed IRS Form W-9.

(f) The Buying Parties, the Company and the Selling Parties shall cooperate with each other and use their respective reasonable efforts to cause the Merger or the Alternative Structure, as the case may be, to qualify as a “reorganization” within the meaning of Section 368 of the Code (the “Intended Tax Treatment”), including (i) not taking any action that is reasonably likely to prevent the Intended Tax Treatment, (ii) executing such amendments to this Agreement as may be reasonably required in order to obtain the Intended Tax Treatment (it being understood that no party will be required to agree to any such amendment that it determines in good faith materially adversely affects the value of the transactions contemplated hereby to such party or its stockholders), and (iii) executing customary letters of representation in connection with obtaining the opinion referred to in Section 8.3(e).  Unless waived in writing by the Company, the Company and the Selling Parties shall use their reasonable best efforts to obtain the opinion referred to in Section 8.3(e), including by executing the letters referred to in the preceding clause (iii).  In the event that, for any reason, the Company learns that the opinion referred to in Section 8.3(e) cannot be, or may not be, delivered for any reason, it shall deliver prompt written notice of such fact to Parent and shall have a period of 30 days after delivering such notice to use reasonable best efforts to find other reputable tax counsel reasonably satisfactory to the Company to deliver such opinion to the Company.  Neither the Buying Parties, the Company, the Selling Parties nor any of their respective Affiliates will take any action or knowingly fail to take any action that would, or is reasonably likely to, prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(g) The appropriate Selling Parties shall be entitled to any refunds or credits of or against any Taxes of the Company or any Company Subsidiary related to a Pre-Closing Tax Period.  Parent shall, and shall cause the Company and the Company Subsidiaries to, promptly forward to the appropriate Selling Parties or to reimburse the appropriate Selling Parties (in accordance with their relative Ownership Percentages) for any refunds or credits due them pursuant to the terms hereof.

Section 7.10 Employee Benefits.

(a) From and after the Effective Time, Parent shall, and shall cause the Surviving Company to, honor all Benefit Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time.  Notwithstanding the foregoing, Parent and Surviving Company may, upon at least 60 days notice to participating employees and their employer, amend any Benefit Plan to cease providing coverage (other than COBRA continuation coverage, if applicable) to any employee who does not become an Affected Employee (as defined below).  For the period from the Effective Time through December 31, 2009 (the “Benefits Continuation Period”), Parent shall, or shall cause the Surviving Company to, provide each employee of the Company and its Subsidiaries (each, an “Affected Employee”) with continued benefits coverage under the Benefit Plans at the same level and on the same basis (and with the same costs for such Affected Employees) as provided to each such Affected Employee immediately before the Effective Time, and following the Benefits Continuation Period, Parent shall, or shall cause the Surviving Company to, provide each Affected Employee with benefits that are no less favorable than those provided to similarly situated employees of Parent and its Subsidiaries (other than the Surviving Company).  From and after the Effective Time through the Benefits Continuation Period, Parent shall, or shall cause the Surviving Company to, provide each Affected Employee with at least the same salary or wage rate and incentive compensation opportunities as those provided to each such Affected Employee immediately before the Effective Time.

(b) For purposes of vesting, eligibility to participate and benefit accrual (other than for purposes of benefit accruals under any pension plan sponsored by Parent or its Subsidiaries (other than the Surviving Company and its Subsidiaries)) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Affected Employees after the Effective Time (the “New Plans”), each Affected Employee shall be credited with his or her years of service with the Company and its Subsidiaries before the Effective Time, to the same extent as such Affected Employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan in which such Affected Employee participated or was eligible to participate immediately prior to the Effective Time (and to the extent there is no a similar Company plan, service as recognized for purposes of the

Company’s 401(k) Plan), provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service.  In addition, and without limiting the generality of the foregoing:  (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Benefit Plan in which such Affected Employee participated immediately before the consummation of the Merger (such plans, collectively, the “Old Plans”); and (ii) for purposes of each New Plan providing welfare benefits to any Affected Employee, Parent shall, or shall cause the Surviving Company to, cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time and Parent shall, or shall cause the Surviving Company to, cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) The Company shall take all actions and obtain any waivers or consents as may be required in order to terminate and fully discharge without further liability of the Company or the Buying Parties, effective on the Closing Date, any stock option plans and agreements and any other equity rights plans, agreements or arrangements.  The Company shall take all actions necessary to ensure that, as of immediately prior to the Closing, there are no subscriptions, options, warrants, calls, commitments or other rights of any kind (absolute, contingent or otherwise) outstanding relating to the issuance, purchase or receipt of any capital stock (including, without limitation, outstanding, authorized but unissued, unauthorized, treasury or other shares thereof) or other equity interest or any debt security or interest of the Company or any of its Subsidiaries.

Section 7.11 No Solicitation.  (i) The Company shall, and the Company shall cause its officers, employees, Subsidiaries, Affiliates, agents and other representatives to and (ii) each of the Selling Parties shall, and shall cause their agents, representatives and Affiliates and the Company to, immediately cease any existing discussions or negotiations with respect to any Alternative Proposal and shall not, and shall cause such Persons not to, directly or indirectly, encourage, solicit, participate in, initiate or facilitate discussions or negotiations with, or provide any information to, any Person (other than Parent or its directors, officers, employees, Subsidiaries, Affiliates, agents and other representatives) concerning any Alternative Proposal.  The Selling Parties and the Company shall immediately communicate to Parent any such inquiries or proposals regarding an Alternative Proposal, including the terms thereof.

Section 7.12 Appointment of Eric Gleacher to Parent Board.  On or prior to the Closing Date, Parent shall take all such corporate and other actions as are necessary to appoint Eric Gleacher as a member of the Parent Board and as Chairman of the Parent Board.  Mr. Gleacher shall be appointed to the class of Parent directors with a term expiring in 2011 (Class I), and the

Parent Board shall not take any action to remove Eric Gleacher as a director for so long as Eric Gleacher is employed under his Employment Agreement.

Section 7.13 Lock-up.  Each Selling Party hereby agrees that any of the shares of Parent Common Stock received by such Selling Party as Merger Consideration or Interests Purchase Consideration, as applicable, shall, at all times, be subject to Transfer Restrictions; provided, however, that such Transfer Restrictions shall be lifted in full on the day that is five years following the Closing Date, subject to earlier lifting with respect to a Selling Party as specified on Schedule I hereto.

Section 7.14 Private Offering.  Each Selling Party shall not offer to sell or otherwise dispose of the Parent Common Stock acquired by it hereunder in violation of any of the registration requirements of the Securities Act or any other applicable securities Laws.

Section 7.15 Certain Actions of Parent Pending Closing.  Parent shall not, and Parent shall cause its Subsidiaries not to, take any action with the purpose of causing any of the conditions to the obligations set forth in Article VIII hereof to not be satisfied, and shall not amend the Parent certificate of incorporation or bylaws in a manner that would adversely affect the Selling Parties as compared to other holders of Parent Common Stock.  Except after consultation with the Selling Parties’ Representative (and, in the case of any action that would reasonably be expected to impede or materially delay the Closing, after obtaining the consent of the Selling Parties’ Representative), during the period from the date of this Agreement to the Closing, Parent shall, and Parent shall cause its Subsidiaries to, comply in all material respects with all applicable Laws and conduct its and their businesses in all material respects according to its ordinary and usual course of business and to use all commercially reasonable efforts consistent therewith (x) to preserve intact its and their present business operations and material properties, assets and business organizations and (y) to maintain satisfactory relationships with all customers, regulators, creditors and others having significant business relationships with Parent or any of its Subsidiaries.

Section 7.16 Standstill.  Each Selling Party agrees that for a period of two years from the date hereof (the “Standstill Period”), neither it nor any of its affiliates, alone or with others comprising a “group” (as defined under the Exchange Act), will in any manner (1) acquire, agree to acquire, or make any proposal (or request permission to make any proposal) to acquire any securities (or direct or indirect rights, warrants or options to acquire any securities) representing in the aggregate two percent (2%) or more of the voting power of Parent Common Stock (other than the Parent Common Stock to be issued as Merger Consideration or Interests Purchase Consideration, as the case may be, and Parent Common Stock that may be issued to individuals who are among the Selling Parties as employee compensation) or material property of Parent, unless such acquisition, agreement or making of a proposal shall have been expressly first approved (or in the case of a proposal, expressly first invited) by the Parent Board, (2) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of Parent or any of its Subsidiaries or otherwise act, alone or in concert with others, to solicit proxies from shareholders of Parent or otherwise seek to influence or control the management or policies of Parent or any of its affiliates (except, in the case of Eric Gleacher, in his role as director, Chairman of the Parent Board and employee of Broadpoint Capital, Inc., and in the case of any other Selling Party, in such Selling Party’s role as an employee of Parent or any of its Subsidiaries; it being understood that the foregoing shall not prohibit any such person from expressing his or her views on matters to be voted upon by stockholders so long as such expressions do not constitute a “solicitation” necessitating a public filing under the applicable rules of the Exchange Act), or (3) assist, advise or encourage (including by knowingly providing or arranging financing for that purpose) any other person in doing any of the foregoing.  Each Selling Party hereby represents that neither it nor its affiliates beneficially own any shares of Parent Common Stock as of the date hereof or as of the Closing Date (other than the Parent Common Stock to be issued as Merger Consideration or Interests Purchase Consideration, as the case may be).  Notwithstanding the foregoing, such Selling Party and its affiliates will not be subject to any of the restrictions set forth in this paragraph, and this paragraph shall terminate and be of no further force or effect, if Parent shall have entered into a definitive agreement providing for (i) any acquisition of a majority of the voting securities of Parent by any person or group (other than by MatlinPatterson FA Acquisition LLC and its affiliates (collectively, the “Permitted Holders”)), (ii) any acquisition or disposition of substantially all the consolidated assets of Parent by any person or group (other than the Permitted Holders) or (iii) any form of merger, business combination, acquisition, restructuring, recapitalization or similar transaction with respect to Parent pursuant to which, immediately following such transaction, any person (other than the Permitted Holders) or the direct or indirect shareholders of such person shall beneficially own a majority of the outstanding voting power of Parent or of the surviving parent entity in such transaction.

Section 7.17 Termination of Certain Agreements.  Notwithstanding any provision to the contrary in this agreement (including Section 7.1), on or prior to Closing Date, the Selling Parties will cause each of the following actions to be taken, such that neither the Company nor any Company Subsidiary shall have any liabilities, obligations or commitment with respect thereto: (w) (i) terminate or assign to a third party the Letter Agreement, dated as of August 7, 2006, between the Company and ELMA Philanthropies, (ii) terminate or assign to a third party the Letter Agreement, dated as of January 23, 2008, between the Company and Concierge Capital LLC, (iii) terminate or assign to a third party the Loan Agreement, between Bank of America, N.A. and Holdings, dated as of July 31, 2008, and (iv) to the extent that any employee or “associated person” (as defined under the Exchange Act) of Partners is compensated by, or has any type of compensation arrangement with, any private investment fund, whereby such person receives “selling compensation” as defined in FINRA Rule 3040(e)(2), such compensation arrangement shall be terminated; (x) the Company shall sell or otherwise transfer the real property owned by the Company on East 87th Street in New York City; (y) (i) any Debt owing from the Selling Parties to the Company or any Company Subsidiary shall be repaid, and (ii) any Debt owing from the Company or any Company Subsidiary to any Selling Party or any person related to a Selling Party shall be repaid, together with all interest accrued thereon; and (z) the Company shall cause Partners to terminate or assign to a third party that certain Management Agreement (as amended), among Gleacher Mezzanine Fund I, L.P., Gleacher Mezzanine Fund P, L.P. and Partners (f/k/a Gleacher & Co. LLC), dated as of March 9, 2001.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.1 Conditions to Each Party’s Obligations.  The respective obligations of each party to effect the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, which may be waived (to the extent the Closing may legally be effected despite the non-fulfillment of such condition) by mutual agreement of Parent and the Selling Parties’ Representative, as applicable:

(a) Either (i) written approval shall have been received from FINRA with respect to the Partners FINRA Notice and, if applicable, the Broadpoint Capital FINRA Notice; or (ii) (A) thirty (30) calendar days shall have elapsed after the filing of the Partners FINRA Notice and, if applicable, the Broadpoint Capital FINRA Notice; (B) the Selling Parties or the Buying Parties shall have notified FINRA that the parties hereto intend to consummate the Closing without written approval from FINRA as contemplated by clause (i) above; (C) fifteen (15) calendar days shall have elapsed following such notice; and (D) FINRA shall not have indicated in writing that it is considering imposing Material Restrictions on Parent or any of its Subsidiaries (including the Surviving Company and its Subsidiaries) if the Closing is effected without written FINRA approval; for purposes of this Section 8.1(a), “Material Restrictions” shall mean any condition or restriction imposed in connection with the Partners FINRA Notice and, if applicable, the Broadpoint Capital FINRA Notice, that could reasonably be expected to have a material adverse effect (measured on a scale relative to the Company and its subsidiaries taken as a whole) on Parent or any of its Subsidiaries (including the Surviving Company and its Subsidiaries).

(b) There shall not be in effect any Law of any Governmental Authority of competent jurisdiction restraining, enjoining or otherwise preventing the consummation of the Merger or the Interests Purchase and any waiting period applicable to the consummation of the Merger or the Interests Purchase under the HSR Act shall have expired or been terminated.

(c) No Order issued by any Governmental Authority of competent jurisdiction preventing the consummation of the Merger or the Interests Purchase shall then be in effect.

(d) At least 20 days shall have elapsed from the mailing of the Information Statement in accordance with Rule 14c-2(b) under the Exchange Act.

Section 8.2 Conditions Precedent to Obligations of Parent and Merger Sub.  The obligation of Parent and Merger Sub to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Parent (to the extent the Closing may legally be effected despite the non-fulfillment of such condition) of the following conditions:

(a) The representations and warranties of the Company and the Selling Parties in this Agreement shall be true, complete and accurate in all respects (without regard to any materiality qualifiers therein) as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of another specific date or time prior to the date hereof (which need only be true and correct as of such date or time); provided, however, that for purposes of determining the satisfaction of this condition, such representations and warranties (other than the representations and warranties contained in Section 4.2, 4.5, 4.6, and 5.1, which shall be true, complete and accurate in all material respects and the representations and warranties contained in Section 4.13(c) which shall be true, complete and accurate in all respects) shall be deemed to be true, complete and accurate in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on the Company.

(b) All of the terms, covenants and conditions to be complied with and performed by the Company or any of the Selling Parties on or prior to the Closing Date shall have been complied with or performed in all material respects.

(c) Parent shall have received certificates, dated as of the Closing Date, executed on behalf of the Company and by each Selling Party or the Selling Parties’ Representative on behalf of each such Selling Party certifying that the conditions specified in Section 8.2(a) hereof and Section 8.2(b) hereof have been fulfilled.

(d) Parent shall have received valid and binding Consents for the Contracts set forth on Section 8.2(d) of the Disclosure Schedule.

(e) The Company shall have repaid in full any and all of the Indebtedness of the Company and its Subsidiaries, and shall have caused any and all Liens on any of their assets to be discharged, including those items referenced in Section 4.12 of the Disclosure Schedule, and shall have delivered to Parent payoff letters (or other evidence) evidencing such payoff and discharge.  Solely for purposes of this Section 8.2(e), “Indebtedness” and “Liens” shall have the respective meaning given to each such term in the Mast Preferred Stock Purchase Agreement.

(f) Parent shall have received all deliverables required to be delivered to Parent pursuant to Section 3.2 and 3.3.

(g) Each of the Employment and Non-Competition Agreements and no less than 75% of the Non-Competition Agreements shall be in full force and effect and enforceable against the Stockholder party thereto and no breach thereof shall have occurred or been threatened in writing by any party thereto (other than Parent or Merger Sub).  The Stockholder party to each Employment and Non-Competition Agreement, and the Stockholders party to 75% of the Non-Competition Agreements, shall be available and eligible to work immediately following the Closing (other than those Stockholders not then available due to vacation, maternity leave, sickness, non-permanent disability or similar temporary absence).

Section 8.3 Conditions Precedent to Obligations of the Company and the Selling Parties.  The obligation of the Company and the Selling Parties to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver by the Selling Parties’ Representative (to the extent the Closing may legally be effected despite the non-fulfillment of such condition) of the following conditions:

(a) The representations and warranties of Parent and Merger Sub in this Agreement shall be true, complete and accurate in all respects (without regard to any materiality qualifiers therein) as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of another specific date or time prior to the date hereof (which need only be true, complete and accurate as of such date or time); provided, however, that for purposes of determining the satisfaction of this condition, such representations and warranties (other than the representations and warranties contained in Section 6.2 and the first sentence of Section 6.8(a), which shall be true, complete and accurate in all material respects and the representations and warranties contained in Section 6.10(b) which shall be true, complete and accurate in all respects) shall be deemed to be true, complete and accurate in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Parent.

(b) All of the terms, covenants and conditions to be complied with and performed by Parent or Merger Sub on or prior to the Closing Date shall have been complied with or performed in all material respects.

(c) The Selling Parties’ Representative shall have received a certificate, dated as of the Closing Date, executed on behalf of Parent and Merger Sub, certifying in such detail as the Selling Parties may reasonably request that the conditions specified in Section 8.3(a) and Section 8.3(b) hereof have been fulfilled.

(d) The Selling Parties’ Representative shall have received all deliverables required to be delivered to the Selling Parties’ Representative pursuant to Section 3.4.

(e) The Company shall have received the opinion of its counsel, Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to the Company, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code.  In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of Company and Parent.

ARTICLE IX

TERMINATION

Section 9.1 Termination.  This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of Parent and the Company;

(b) by Parent or the Company if:

(i) a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling or other action the parties shall use reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(ii) the Closing shall not have occurred on or before September 30, 2009; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to (A) the Company if the failure of the Closing to occur on or before such date was proximately caused by any action or failure to act on the part of any Selling Party or the Company or (B) Parent, if the failure of the Closing to occur on or before such date was proximately caused by any action or failure to act on the part of Parent or Merger Sub;

(c) by Parent if there is a default or breach by the Company or the Selling Parties of any of their respective covenants or agreements contained herein, or if the representations or warranties of the Company or the Selling Parties contained in this Agreement shall have become inaccurate, in either case such that the conditions set forth in Section 8.2 hereof could not be satisfied and such breach or default or inaccuracy is not curable or, if curable, has not been cured or waived within thirty (30) calendar days after written notice to the Company or the Selling Parties, as applicable, specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction; or

(d) by the Company if there is a default or breach by Parent or Merger Sub with respect to any of its covenants or agreements contained herein, or if the representations or warranties of Parent or Merger Sub contained in this Agreement shall have become inaccurate, in either case such that the conditions set forth in Section 8.3 hereof could not be satisfied and such breach or default or inaccuracy is not curable or, if curable, has not been cured or waived within thirty (30) calendar days after written notice to Parent specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction.

Section 9.2 Procedure and Effect of Termination.  In the event of termination and abandonment of the transactions contemplated by this Agreement pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given to the other parties to this Agreement specifying the reasons for such termination and this Agreement shall terminate (subject to the provisions of this Section 9.2) and the Transactions shall be abandoned, without further action by any of the parties hereto.  If this Agreement is terminated as provided herein:

(a) Upon the written request therefor, each party will (i) redeliver or (ii) destroy with certification thereto in form and substance reasonably satisfactory to the other party, all documents, work papers and other materials of any other party relating to the transactions contemplated by this Agreement, whether obtained before or after the execution hereof, to the party furnishing the same; and

(b) In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers, agents, advisors, representatives or stockholders, other than the provisions of Section 7.7 and Article XI hereof; provided, however, nothing contained in this Section 9.2 shall relieve any party from liability for fraud or intentional breach of this Agreement.

ARTICLE X

SURVIVAL; INDEMNIFICATION

Section 10.1 Survival of Indemnification Rights.

(a) The representations and warranties of the Company and the Selling Parties contained in Article IV and Article V hereof and in any Ancillary Agreement shall survive the Closing and remain in full force and effect for a period of 18 months following the Closing Date and, if a written notice for a claim for indemnification pursuant to this Article X (a “Claims Notice”) has been provided in good faith by such date, shall remain in full force and effect with respect to any Outstanding Claim until final resolution of such Outstanding Claim; provided, that, except as set forth in clause (i) below, the representations and warranties contained in Section 4.24 shall not survive the Closing Date; provided, however, the following representations and warranties shall survive and remain in full force and effect for the period indicated:

(i) Section 4.2 (Authorization and Effect of Agreement), Section 4.5 (Capitalization of the Company; Accredited Investors), Section 4.6 (No Subsidiaries), Section 4.14 (Transactions with Affiliates), paragraph (c) of Section 4.23 (Employees), paragraphs (e), (g), (j), (p) and (q) of Section 4.24 (Taxes and Tax Returns), Section 4.28 (No Broker), Section 5.1 (Ownership of the Company Shares), and Section 5.3 (Authorization and Effect of Agreement) until sixty (60) days following the expiration of the applicable statute of limitations (including extensions thereof); provided, however, each such representation and warranty shall remain in full force and effect with respect to any Outstanding Claim until final resolution of such Outstanding Claim.

(b) The representations and warranties of Parent and Merger Sub contained in Article VI hereof and in any Ancillary Agreement shall survive the Closing and remain in full force and effect for a period of 18 months following the Closing Date and, if a Claims Notice has been provided by such date, shall remain in full force and effect with respect to any Outstanding Claim until final resolution of such Outstanding Claim; provided, however, the following representations and warranties shall survive and remain in full force and effect for the period indicated:

(i) Section 6.2 (Authorization and Effect of Agreement), Section 6.6 (Parent Common Stock), and Section 6.9 (No Broker), until sixty (60) days following the expiration of the applicable statute of limitations (including extensions thereof); provided, however, each such representation and warranty shall remain in full force and effect with respect to any Outstanding Claim until final resolution of such Outstanding Claim.

(c) The covenants and agreements of the Selling Parties, the Company, Parent and Merger Sub contained in this Agreement or any Ancillary Agreement that contemplate performance thereof following the Closing Date shall survive and remain in full force and effect until fully performed or for the applicable period specified therein, or if no such period is specified, for the applicable statute of limitations.  The provision of this Article X shall survive so long as any other Section of this Agreement shall survive to the extent applicable.  None of the Closing, any party’s waiver of any condition to the Closing or any party’s knowledge of any breach prior to the Closing, shall constitute a waiver of any of the rights that any such party may have hereunder (including rights to indemnification) whether by reason of any investigation by such party or its Representatives, pursuant to Section 7.2 hereof or otherwise.

Section 10.2 Indemnification Obligations.

(a) Selling Parties Indemnification Obligations.  Subject to the limitations set forth in this Article X, each Selling Party, severally but not jointly, in the proportion to such Selling Party’s Ownership Percentage as set forth on Exhibit A, shall indemnify, defend and hold harmless Parent, the Surviving Company, and any parent, subsidiary, associate, Affiliate, director, officer, stockholder or agent thereof, and their respective Representatives, successors and permitted assigns (all of the foregoing are collectively referred to as the “Parent Indemnified Parties”), from and against all Losses which any such party may suffer, sustain or become subject to, to the extent relating to:

(i) any inaccuracy in, or breach of, any representation or warranty made by the Company or any Selling Party (provided the Parent Indemnified Parties may only seek indemnification under this Article X for any inaccuracy in, or breach of, any representation or warranty made by a Selling Party from such Selling Party) under this Agreement or any Ancillary Agreement (in each case, without regard to any materiality qualifiers contained therein, other than any materiality qualifier in Section 4.13(a) or Section 4.13(c) of this Agreement and other than with respect to those representations and warranties requiring a list of “material” items);

(ii) any breach or non-fulfillment of any covenant or agreement on the part of the Company or any Selling Party (provided the Parent Indemnified Parties may only seek indemnification under this Article X for any breach or non-fulfillment of any covenant or agreement by a Selling Party from such Selling Party), under this Agreement or any Ancillary Agreement;

(iii) any fees, expenses or other payments incurred or owed by the Selling Parties or the Company to any counsel, advisor, agent, broker, investment banker or other firm or Person retained or employed in connection with the transactions contemplated by this Agreement;

(iv) without duplication of amounts otherwise indemnified hereunder, any (A) Tax of the Company or any Company Subsidiary related to a Pre-Closing Tax Period, and (B) Pre-Closing Tax Period Taxes of another Person for which the Company may be liable pursuant to Treasury Regulation Section 1.1502-6 (or any comparable provision of Law), as a transferee or successor, or by contract or otherwise;

(v) (A) any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of the Company and Holdings (other than liabilities relating to the real property currently leased by Holdings as the principal offices of the Company); (B) any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of Partners not relating to its investment banking advisory business; and (C) any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) relating to JGKP Management, LLC; Gleacher Fund Advisors LLC; Gleacher Advisors LLC; Gleacher Mezzanine LLC; Gleacher Mezzanine Fund I, L.P.; Gleacher Mezzanine Fund II, L.P.; Gleacher Mezzanine Fund P, L.P.; Gleacher CBO 2000-1 Corp.; Gleacher CBO 2000-1 Ltd.; Gleacher Partners Ltd.; Gleacher Partners (Asia) Ltd.; Gleacher Acquisition Corp.; Gleacher Acquisition Holdings LLC; Gleacher Investment Administration LLC; Gleacher Capital LLC; Gleacher Capital Management Corporation; Gleacher Diversified Strategies Fund LP; Gleacher Diversified Strategies Fund LTD; Gleacher Equity Opportunity Fund LP; Gleacher Investment Corporation; Gleacher Strategic Fund Ltd, and any “Passive Investment Vehicle” as defined in the Trademark Agreement; and

(vi) any demand for appraisal rights under Section 262 of the DGCL or any other Proceeding by, or any other liability or obligation in favor of or otherwise relating to, any Stockholder that is not a Signing Stockholder arising in respect of such Stockholder’s ownership interest in the Company or that is a matter that would be a Released Matter if such Stockholder had signed this Agreement.

For purposes of this Agreement, in the case of any Straddle Period, (A) the periodic Taxes of the Company and the Company’s Subsidiaries that are not based on income or receipts (e.g., property Taxes) for any Pre-Closing Tax Period shall be computed based upon the ratio of the number of days in the Pre-Closing Tax Period and the number of days in the entire taxable period, and (B) the Taxes of the Company and the Company’s Subsidiaries for any Pre-Closing Tax Period, other than Taxes described in clause (A), shall be computed as if such taxable period ended on the Closing Date.

(b) Parent Indemnification Obligations.  Subject to the limitations set forth in this Article X, Parent shall indemnify, defend and hold harmless the Selling Parties, and any parent, subsidiary, associate, Affiliate, director, officer, stockholder or agent thereof, and their respective Representatives, successors and permitted assigns (all of the foregoing are collectively referred to as the “Selling Parties Indemnified Parties”) from and against all Losses which any such party may suffer, sustain or become subject to, to the extent relating to:

(i) any inaccuracy in, or breach of, any representation or warranty made by Parent or Merger Sub under this Agreement or any Ancillary Agreement (without regard to any materiality qualifiers contained therein, other than any materiality qualifier in Section 6.10(a) or Section 6.10(b) of this Agreement);

(ii) any breach or non-fulfillment of any covenant or agreement on the part of Parent or Merger Sub under this Agreement or any Ancillary Agreement; and

(iii) any fees, expenses or other payments incurred or owed by Parent or Merger Sub to any counsel, advisor, agent, broker, investment banker or other firm or Person retained or employed in connection with the transactions contemplated by this Agreement.

Section 10.3 Indemnification Procedure.

(a) If any Parent Indemnified Party or Selling Parties Indemnified Party, as the case may be (such parties, collectively, the “Indemnified Parties”) intends to seek indemnification pursuant to this Article X, such Indemnified Party shall notify the party from whom indemnification is being sought promptly after the Indemnified Party becomes aware of the basis of the claim for indemnification in the case of a claim that is not a third party claim (the “Indemnifying Party”) by providing written notice of such claim to the Indemnifying Party.  The Indemnified Party will provide the Indemnifying Party with prompt written notice of any third party claim in respect of which indemnification is sought.  Such notice will specify in reasonable detail the basis for such claim, and set forth, if known, the facts constituting the basis for such claim.  In the case of a third party claim, promptly following such notice, the Indemnified Party will provide the Indemnifying Party the notice of claim, pleadings or such other information and documents in each case received from such third party in connection with the making of such third party claim by such third party.  The failure to provide such notice, information and documents will not affect any rights hereunder except to the extent the Indemnifying Party shall have been prejudiced as a result of such failure.

(b) If such claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party may, within thirty (30) calendar days after receipt of such notice by the Indemnifying Party and upon notice to the Indemnified Party, assume, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall reasonably cooperate with them in connection therewith; provided that the Indemnified Party may participate in such settlement or defense through counsel chosen by it at the expense of the Indemnified Party; provided, further, that if the Indemnified Party has been advised by outside counsel that representation by the Indemnifying Party’s counsel of the Indemnifying Party and the Indemnified Party is likely to present such counsel with a conflict of interest, then the Indemnifying Party shall pay the reasonable fees and expenses of one Indemnified Party’s counsel.  Notwithstanding anything in this Section 10.3(b) to the contrary, the Indemnifying Party may not, without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed), settle or compromise any action or consent to the entry of any judgment unless such settlement, compromise or judgment (i) does not involve any finding or admission of any violation of Law or any violation of the rights of any Person and would not have any adverse effect on any other claims that may be made against the Indemnified Party, (ii) does not involve any relief other than monetary damages that are paid in full by the Indemnifying Party and (iii) completely, finally and unconditionally releases the Indemnified Party in connection with such claim and would not otherwise adversely affect the Indemnified Party.  So long as the Indemnifying Party is contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the Indemnifying Party’s consent, such consent not to be unreasonably withheld, conditioned or delayed.  If the Indemnifying Party is not contesting such claim in good faith, then the Indemnified Party may conduct and control, through counsel of its own choosing and at the expense of the Indemnifying Party, the settlement (after giving prior written notice of its intention to do so to the Indemnifying Party and obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, provided that such consent shall not be required if the Indemnifying Party assumed the defense of a claim but failed to contest such claim in good faith) or defense thereof, and the

Indemnifying Party shall cooperate with it in connection therewith.  The failure of the Indemnified Party to participate in, conduct or control such defense shall not relieve the Indemnifying Party of any obligation it may have hereunder.

(c) Notwithstanding anything in Section 10.3(b) hereof to the contrary, the Selling Parties’ Representative shall control all proceedings taken in connection with any claim related to Taxes of the Company or any of the Company’s Subsidiaries for any Pre-Closing Tax Period, provided that (i) the Selling Parties’ Representative shall keep Parent informed in respect of all material aspects of such claims and (ii) Parent may also participate in (but not control) such proceedings at its own expense.  If Parent elects to participate in any proceedings, all parties agree to cooperate in the defense or prosecution thereof.  With respect to any claim related to Taxes of the Company or any of the Company’s Subsidiaries relating to a Straddle Period, the party which would bear the burden of the greater portion of the sum of the adjustment, Tax and any corresponding adjustments or Taxes that may reasonably be anticipated for future taxable periods shall control such claim; provided, however, that the controlling party shall not settle or compromise the proceeding without the prior written consent of the non-controlling party (such consent not to be unreasonably withheld, conditioned or delayed); provided, further, that the controlling party shall keep the non-controlling party informed in respect of all material aspects of such claim and such non-controlling party may also participate in such proceedings at its own expense.  The payment by any Parent Indemnified Party of any Tax shall not relieve the Selling Parties of their obligation under Section 10.2(a).  Notwithstanding any provision to the contrary contained in this Agreement, if Parent provides the Selling Parties’ Representative with written notice of a claim in respect of Section 10.2(a)(iv) at least 30 days prior to the date on which the relevant Tax is required to be paid by a Parent Indemnified Party, within that 30-day period the Selling Parties shall discharge their obligation to indemnify Parent Indemnified Party against such Tax by making payments to the relevant Taxing Authority or a Parent Indemnified Party, as directed by Parent, in an aggregate amount equal to the amount of such Tax.

Section 10.4 Calculation of Indemnity Payments.  The amount of any Loss for which indemnification is provided under this Article X shall be net of any insurance amounts and amounts recovered from other third parties when and to the extent actually received by the Parent Indemnified Parties with respect to such Loss provided that no Parent Indemnified Party shall have any obligation to seek or pursue any insurance recoveries (other than under those policies covering the Company and its Subsidiaries before the Effective Time) or seek or pursue recoveries from other third parties (and may terminate, delay or abandon its seeking or pursuit of any such insurance or other recovery at any time in its sole discretion).  However, in the event that any Parent Indemnified Party does not seek or pursue any insurance under policies covering the Company and its Subsidiaries before the Effective Time or recoveries from other third parties, such Parent Indemnified Party shall promptly notify the Selling Parties’ Representative of such fact in writing and the rights of each Selling Party Indemnifying Party shall be subrogated to any right of action that the Parent Indemnified Party may have under such insurance policies or against any other third parties, with respect to any matter giving rise to a claim for indemnification hereunder.  Any indemnity payment under this Article X shall be treated as an adjustment to the Purchase Price for Tax purposes to the extent permitted by Tax Law.  The amount of any Loss for which indemnification is provided under this Article X shall be (i) reduced by the amount of the net Tax benefit actually realized by the Indemnified Party by reason of such Loss and (ii) increased to take account of any net Tax cost actually incurred by the Indemnified Party arising from the receipt or accrual of indemnity payments hereunder (i.e., grossed-up for such increase).  For purposes of calculating Losses hereunder with respect to determining whether the Losses exceed the Deductible for purposes of Section 10.6(a), any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be ignored.

Section 10.5 Relation of Indemnity to Post-Closing Payments and Escrow Fund.  Parent may withhold any amounts otherwise due to be paid, but only on a several and not joint basis, if there is any Outstanding Claim as against an Indemnifying Party or Parties, in an amount equal to the Outstanding Claim until such claim is resolved under the terms hereof.  Parent shall have the right to notify the Escrow Agent of any claim for indemnification made by any Parent Indemnified Party pursuant to this Article X. Promptly following the final determination in accordance with this Article X of any claim for indemnification made by any Parent Indemnified Party against any Selling Party pursuant to this Article X, upon request by Parent, the Selling Parties’ Representative shall execute and deliver a certificate requesting the Escrow Agent to deliver to Parent a number of Escrowed Shares with a fair market value (based on the closing price per share of Parent Common Stock on the business day immediately prior to the date of such request) equal to the amount of such claim as finally determined in accordance with this Article X not to exceed the number of Escrowed Shares then held by the Escrow Agent for the account of such Selling Party.  On the date that is 18 months after the Closing Date (the “Termination Date”), Parent and the Selling Parties’ Representative shall execute and deliver a certificate requesting the Escrow Agent to deliver to the Selling Parties’ Representative all the Escrowed Shares that remain in the Escrowed Fund, less a number of Escrowed Shares with a fair market value (based on the closing price per share of Parent Common Stock on the business day immediately prior to the Termination Date) equal to the sum of any amounts subject to Outstanding Claims made by any Parent Indemnified Party pursuant to this Article X that have not been finally determined in accordance with this Article X before the Termination Date (the “Reserved Shares”); provided that following final resolution of an Outstanding Claim after the Termination Date, Parent and the Selling Parties’ Representative shall execute and deliver a certificate requesting the Escrow Agent to deliver to the Selling Parties’ Representative any Reserved Shares with respect to such Outstanding Claim, to the extent such shares are not to be delivered to a Parent Indemnified Party pursuant to the third sentence of this Section 10.5 but only to the extent that the fair market value (based on the closing price per share of Parent Common Stock on the business day immediately preceding such final resolution) exceeds the sum of any amounts subject to other Outstanding Claims made by any Parent Indemnified Party.  For the avoidance of doubt, all Escrowed Shares delivered to the Escrow Agent pursuant to Section 2.9 hereof shall be available in respect of indemnification claims due hereunder regardless of whether any particular Stockholder is or had become a Selling Party.

Section 10.6 Indemnification Amounts.

(a) Notwithstanding any provision to the contrary contained in this Agreement, neither the Selling Parties on the one hand, nor Parent on the other hand, shall be obligated to indemnify the Parent Indemnified Parties or the Selling Parties Indemnified Parties, as the case may be, for any Losses pursuant to this Article X unless and until the dollar amount of all Losses incurred in the aggregate by such Parent Indemnified Parties or Selling Parties

Indemnified Parties, as applicable, exceeds $500,000 (the “Deductible”), in which case the Selling Parties or Parent, as the case may be, will only be obligated to indemnify the Parent Indemnified Parties or the Selling Parties Indemnified Parties, as the case may be, for the total amount of Losses in excess thereof; provided, that in no event shall the aggregate indemnification obligations of the Selling Parties or Parent, as the case may be, pursuant to Section 10.2 hereof exceed $15,000,000 (the “Indemnification Cap”); provided, further, that notwithstanding the foregoing, Parent Indemnified Parties’ and Selling Parties Indemnified Parties’ rights to seek indemnification hereunder for any Losses due to, resulting from or arising out of the following shall not be subject to, the Deductible or Indemnification Cap limits contained in this Section 10.6:

(i) fraud, intentional misconduct or intentional misrepresentation of Parent, the Selling Parties or the Company;

(ii) any breach by Parent, the Selling Parties or the Company of any of the covenants or agreements contained in this Agreement;

(iii) any breach by the Company or any of the Selling Parties of any representations and warranties referred to in Section 10.1(a)(i) hereof and any breach by Parent or Merger Sub of any representations and warranties referred to in Section 10.1(b)(i) hereof; or

(iv) the items set forth in Section 10.2(a)(iii), (iv), (v) or (vi)) or Section 10.2(b)(iii) hereof.

Any indemnification amounts paid in connection with the matters referred to in Section 10.6(a)(i), (ii), (iii) or (iv) hereof shall not be counted towards or included in the determination of the Indemnification Cap; provided, however, that (x) the Selling Parties’ collective total liability under this Article X shall not exceed in the aggregate the sum of $75,000,000; and (y) Parent’s total liability under this Article X shall not exceed in the aggregate the sum of $75,000,000 (less any cash consideration paid by Parent hereunder).

(b) For purposes of clarification and notwithstanding anything to the contrary in this Agreement, in no event and under no circumstance shall any Selling Party be liable for an amount in excess of the product of (x) such Selling Party’s Ownership Percentage and (y) $75,000,000.

Section 10.7 Exclusive Remedy.  The parties hereto agree that, from and after the Closing, the indemnity provisions set forth in this Article X shall be the sole monetary remedy of Parent, the Company and the Selling Parties after the Closing for any breach of the representations, warranties or covenants contained in this Agreement.

Section 10.8 Authorization of the Selling Parties’ Representative.

(a) By its execution of this Agreement, each Selling Party shall be deemed to have agreed to appoint the Selling Parties’ Representative as its agent and attorney-in-fact for and on behalf of the Selling Parties’ in connection with, and to facilitate the consummation of the Transactions, and in connection with the activities to be performed on behalf of the Selling

Parties under this Agreement, for the purposes and with the powers and authority hereinafter set forth in this Section 10.8, which shall include the full power and authority:

(i) to accept the Merger Consideration or Interests Purchase Consideration, as the case may be, on behalf of such Selling Party as contemplated in Section 2.8(a) and 2.8(e);

(ii) to attend and supervise the Closing on behalf of such Selling Party;

(iii) to take such actions and execute and deliver such amendments, modifications, waivers and consents in connection with this Agreement and the consummation of the Transactions as the Selling Parties’ Representative, in his reasonable discretion, may deem necessary or desirable to give effect to the intentions of this Agreement;

(iv) as the agent of such Selling Party, to enforce and protect the rights and interests of such Selling Party and to enforce and protect the rights and interests of the Selling Parties’ Representative arising out of or under or in any manner relating to this Agreement and, in connection therewith, to:  (A) resolve all questions, disputes, conflicts and controversies concerning indemnification claims pursuant to Article X; (B) employ such agents, consultants and professionals, to delegate authority to his agents, to take such actions and to execute such documents on behalf of such Selling Party in connection with this Agreement as the Selling Parties’ Representative, in his reasonable discretion, deems to be in the best interest of the Selling Parties; (C) assert or institute any Proceeding; (D) investigate, defend, contest or litigate any Proceeding initiated by any Person against such Selling Party, and receive process on behalf of such Selling Party in any such Proceeding and compromise or settle on such terms as the Selling Parties’ Representative shall determine to be appropriate, give receipts, releases and discharges on behalf of such Selling Party with respect to any such Proceeding; (E) file any proofs, debts, claims and petitions as the Selling Parties’ Representative may deem advisable or necessary; (F) settle or compromise any Proceedings asserted under Article X; (G) assume, on behalf of such Selling Party, the defense of any Proceeding that is the basis of any claim asserted under Article X; and (H) file and prosecute appeals from any decision, judgment or award rendered in any of the foregoing Proceedings;

(v) to enforce payment of any other amounts payable to such Selling Party, in each case on behalf of such Selling Party, in the name of the Selling Parties’ Representative;

(vi) to waive or refrain from enforcing any right of such Selling Party and/or the Selling Parties’ Representative arising out of or under or in any manner relating to this Agreement; and

(vii) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Selling Parties’ Representative, in his sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in paragraphs (i) through (vi) above and the transactions contemplated by this Agreement.

(b) Parent and Merger Sub shall be entitled to rely exclusively upon the written communications of the Selling Parties’ Representative relating to the foregoing as the communications of the Selling Parties.  Neither Parent, nor Merger Sub nor any other Parent Indemnified Party shall be held liable or accountable in any manner for any act or omission of the Selling Parties’ Representative in such capacity.  Without limiting the generality of the foregoing, any claim for indemnification, and any notice or any other communication hereunder, on behalf of any Selling Party or Selling Party Indemnified Party may be made only by the Selling Parties’ Representative.  Any notice or communication delivered to the Selling Parties’ Representative shall be deemed to have been delivered to each Selling Party and each Selling Party Indemnified Party for all purposes hereof.

(c) Each Selling Party, by its approval of this Agreement, makes, constitutes and appoints the Selling Parties’ Representative as such Selling Party’s true and lawful attorney-in-fact for and in such Selling Party’s name, place, and stead and for its use and benefit, to prepare, execute, certify, acknowledge, swear to, file, deliver, or record any and all agreements, instruments or other documents, and to take any and all actions, that are within the scope and authority of the Selling Parties’ Representative provided for in this Section 10.8.  The grant of authority provided for in this Section 10.8(c) is coupled with an interest and is being granted, in part, as an inducement to the parties hereto to enter into this Agreement and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Selling Party and shall be binding on any successor thereto.

(d) In the event the Selling Parties’ Representative becomes unable to perform his responsibilities hereunder or resigns from such position, the Selling Parties (acting by the vote of the Selling Parties who immediately prior to the Closing held in the aggregate an Ownership Percentage of more than 50%) shall select another representative to fill the vacancy of the Selling Parties’ Representative, and such substituted representative shall be deemed to be a Selling Parties’ Representative for all purposes of this Agreement and the Ancillary Agreements.

Section 10.9 Compensation; Exculpation.

(a) The Selling Parties’ Representative shall not be entitled to any fee, commission or other compensation for the performance of service hereunder; provided, however, the reimbursement of fees, costs and expenses incurred by the Selling Parties’ Representative in connection with performing the services pursuant to this Agreement shall be made from the Selling Parties by periodic payments during the course of the performance of service, as and when bills are received or expenses incurred.

(b) In dealing with this Agreement and any instruments, agreements or documents relating hereto, and in exercising or failing to exercise all or any of the powers conferred upon the Selling Parties’ Representative hereunder or thereunder (i) the Selling Parties’ Representative shall not assume any, and shall incur no, responsibility whatsoever to any

Selling Party by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement or any Ancillary Agreement, unless by the Selling Parties’ Representative’s willful and intentional misconduct, and (ii) the Selling Parties’ Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Selling Parties’ Representative pursuant to such advice shall in no event subject the Selling Parties’ Representative to liability to any Selling Party unless by the Selling Parties’ Representative’s gross negligence or willful and intentional misconduct.  Except as set forth in the previous sentence, notwithstanding anything to the contrary contained herein, the Selling Parties’ Representative, in his role as Selling Parties’ Representative, shall have no liability whatsoever to Merger Sub or any other Person.

(c) All of the immunities and powers granted to the Selling Parties’ Representative under this Agreement shall survive indefinitely.

(d) None of the Selling Parties shall have any right of contribution against the Company or any of the Company Subsidiaries with respect to any breach by the Company or the Stockholders of any of their respective representations, warranties, covenants or agreements contained in this Agreement.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1 Notices.  All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or sent via facsimile (with confirmation), or one (1) Business Day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

(a)	If to the Buying Parties, to:

Broadpoint Securities Group, Inc.
12 East 49th Street, 31st Floor
New York, New York 10117
Attention: General Counsel
Fax: 212-273-7320

with a copy to:

Sidley Austin llp
787 Seventh Avenue
New York, New York 10019
Attention: Duncan N. Darrow
Gabriel Saltarelli
Fax: 212-839-5599

(b) If to the Company (prior to the Closing), any Selling Party or the Selling Parties’ Representative to:

Gleacher Partners Inc.
660 Madison Avenue
New York, New York 10065
Attention: Eric Gleacher
Fax: 212-752-2711

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Edward D. Herlihy
Nicholas G. Demmo
Fax: 212-403-2000

or to such other address or addresses or facsimile number as any such party may from time to time designate as to itself by like notice.

Section 11.2 Expenses.  Regardless of whether any or all of the Transactions contemplated by this Agreement are consummated, and except as otherwise expressly provided herein, direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the Transactions contemplated hereby shall be borne by the party incurring such expenses; provided, however, the Selling Parties shall bear all of the Company’s direct and indirect expenses incurred prior to the Closing Date in connection with the negotiation and preparation of this Agreement and the consummation of the Transactions contemplated hereby, including, but not limited to, the fees and expenses of all legal, accounting, consultant, agent, advisor, brokerage and other fees and expenses incurred in connection with the Transactions and shall deliver to Parent at Closing such proof of the payment of such expenses as Parent may reasonably request.

Section 11.3 Successors and Assigns.  No party to this Agreement may assign any of its rights under this Agreement without the prior written consent of the other parties hereto.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties hereto.  Notwithstanding anything to the contrary in this Section 11.3, upon written notice to the Selling Parties, Parent and Merger Sub shall be permitted to assign this Agreement and the rights and obligations under it to a wholly-owned direct or indirect Subsidiary of Parent; provided that in the event of any such assignment, Parent shall remain liable in full for the performance of its, Merger Sub’s and any such Subsidiaries’ obligations hereunder.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement (whether as an original signatory hereto or through the execution of a supplemental agreement whereby such party agrees to be bound by the terms and conditions of this Agreement as if he or she was an original signatory hereto) any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

Section 11.4 Extension; Waiver.  Parent may, by written notice to the Selling Parties’ Representative (a) extend the time for performance of any of the obligations of the Company or any Selling Party under this Agreement, (b) waive any inaccuracies in the representations or warranties of the Company or any Stockholder contained in this Agreement or (c) waive compliance with any of the obligations or covenants of the Company or any Stockholder under this Agreement.  The Company (on or prior to the Closing) and Selling Parties’ Representative (after the Closing) may, by written notice to Parent (a) extend the time for performance of any of the obligations of Parent or Merger Sub under this Agreement, (b) waive any inaccuracies in the representations or warranties of Parent or Merger Sub contained in this Agreement or (c) waive compliance with any of the obligations or covenants of Parent or Merger Sub under this Agreement.  Except as provided in the two immediately preceding sentences, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

Section 11.5 Entire Agreement.  This Agreement, which includes the Disclosure Schedules and Exhibits hereto, supersedes any other agreement, whether written or oral, that may have been made or entered into by any party relating to the matters contemplated by this Agreement and together with the Confidentiality Agreement constitutes the entire agreement by and among the parties hereto.  The fact that any item or information has been included on any of the Disclosure Schedules to this Agreement shall not be construed to establish, in whole or in part, any standard of the extent disclosure is required (including any standard of materiality), for purposes of the Disclosure Schedules or this Agreement.

Section 11.6 Amendments, Supplements, Etc.  This Agreement may be amended or supplemented only by written agreement signed by the party against whom the enforcement of such amendment is sought.

Section 11.7 Applicable Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed under the laws of the State of New York (without regard to the conflict of law principles thereof).

(b) Each of the parties hereby irrevocably submits to the jurisdiction of any state or federal court located in Manhattan, New York City solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said court or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such court, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.1 hereof or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7(c).

Section 11.8 Execution in Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

Section 11.9 Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of the Selling Parties (or the Company before the Closing) on the one hand and Parent or Merger Sub (or the Surviving Company after the Closing) on the other hand will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 11.10 Publicity.  Except as otherwise required by applicable Law or the rules and regulations of any national securities exchange, no party shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without prior consultation with and consent (not to be unreasonably withheld or delayed) of (i) Parent and (ii) prior to the Closing, the Company and, after the Closing, the Selling Parties’ Representative.

Section 11.11 Specific Performance; Equitable Remedies.

(a) The parties hereto agree that, in addition to any other remedies available at law or under this Agreement, if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage could occur, no adequate remedy at law would exist and damages could be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other rights or remedies at law or under this agreement.  The parties further agree that no party hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.11, and the parties irrevocably waive any right any party may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  The parties hereto agree that, in the event of any breach or threatened breach by the other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it under this Agreement, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

Section 11.12 SELLING PARTY RELEASE.  EFFECTIVE AS OF THE CLOSING, EACH SELLING PARTY DOES FOR ITSELF, HIMSELF OR HERSELF, AND ITS, HIS OR HER RESPECTIVE AFFILIATES, PARTNERS, HEIRS, BENEFICIARIES, SUCCESSORS AND ASSIGNS, IF ANY, RELEASE AND ABSOLUTELY FOREVER DISCHARGE THE SURVIVING COMPANY AND ITS OFFICERS, DIRECTORS, STOCKHOLDERS, AFFILIATES, EMPLOYEES AND AGENTS (EACH, A “RELEASED PARTY”) FROM AND AGAINST ALL RELEASED MATTERS.  “RELEASED MATTERS” MEANS ANY AND ALL CLAIMS, DEMANDS, DAMAGES, DEBTS, LIABILITIES, OBLIGATIONS, COSTS, EXPENSES (INCLUDING ATTORNEYS’ AND ACCOUNTANTS’ FEES AND EXPENSES), ACTIONS AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, ARISING ON OR PRIOR TO THE CLOSING DATE, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, THAT SUCH SELLING PARTY NOW HAS, OR AT ANY TIME PREVIOUSLY HAD, OR SHALL OR MAY HAVE IN THE FUTURE, AS A STOCKHOLDER, OFFICER, DIRECTOR, CONTRACTOR, CONSULTANT OR EMPLOYEE OF THE COMPANY OR ITS SUBSIDIARIES, ARISING BY VIRTUE OF OR IN ANY MATTER RELATED TO ANY ACTIONS OR INACTIONS WITH RESPECT TO THE COMPANY OR ITS AFFAIRS WITH RESPECT TO THE COMPANY ON OR BEFORE THE CLOSING DATE; PROVIDED THAT RELEASED MATTERS SHALL NOT INCLUDE ANY RIGHT PURSUANT TO THIS AGREEMENT, THE TRANSACTIONS OR THE DOCUMENTS AND INSTRUMENTS DELIVERED HEREUNDER, ANY RIGHTS UNDER ANY DIRECTOR AND OFFICER FIDUCIARY AND LIABILITY INSURANCE POLICIES OR ANY RIGHTS UNDER EARNED  BUT UNPAID COMPENSATION AND BENEFITS PROVIDED UNDER THE BENEFIT PLANS IN ACCORDANCE WITH THEIR TERMS.  IT IS THE INTENTION OF THE SELLING PARTIES IN EXECUTING THIS RELEASE, AND IN GIVING AND RECEIVING THE CONSIDERATION CALLED FOR HEREIN, THAT THE RELEASE CONTAINED IN THIS SECTION 11.12 SHALL BE EFFECTIVE AS A FULL AND FINAL ACCORD AND SATISFACTION AND GENERAL RELEASE OF AND FROM ALL RELEASED MATTERS AND THE FINAL RESOLUTION BY SUCH SELLING PARTY AND THE RELEASED PARTIES OF ALL RELEASED MATTERS.

NOTWITHSTANDING ANYTHING HEREIN OR OTHERWISE TO THE CONTRARY, THE RELEASE CONTAINED IN THIS SECTION 11.12 WILL NOT BE EFFECTIVE SO AS TO BENEFIT A PARTICULAR RELEASED PARTY IN CONNECTION WITH ANY MATTER OR EVENT THAT WOULD OTHERWISE CONSTITUTE A RELEASED MATTER, BUT INVOLVED FRAUD OR THE BREACH OF ANY APPLICABLE LAW ON THE PART OF SUCH RELEASED PARTY.  THE INVALIDITY OR UNENFORCEABILITY OF ANY PART OF THIS SECTION 11.12 SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS SECTION 11.12, WHICH SHALL REMAIN IN FULL FORCE AND EFFECT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BROADPOINT SECURITIES GROUP, INC.

By:	/s/ Lee Fensterstock
Name:	Lee Fensterstock
Title:	Chairman and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MAGNOLIA ADVISORY LLC

By: BROADPOINT SECURITIES GROUP, INC.,
Its Managing Member

By:	/s/ Lee Fensterstock
Name:	Lee Fensterstock
Title:	Chairman and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GLEACHER PARTNERS INC.

By:	/s/ Jeffrey Tepper
Name:	Jeffrey Tepper
Title:	Director

[Signature page of Gleacher Partners Inc. to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Kenneth Ryan

By:	/s/ Kenneth Ryan
Name:	Kenneth Ryan
Title:	Holder

[Signature page of Kenneth Ryan
(as Holder of interests in Gleacher Holdings LLC) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Harry Bond

By:	/s/ Harry Bond
Name:	Harry Bond
Title:	Holder

[Signature page of Harry Bond
(as Holder of interests in Gleacher Holdings LLC) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Eric Gleacher

By:	/s/ Eric Gleacher
Name:	Eric Gleacher
Title:	Stockholder

[Signature page of Eric Gleacher
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Jeffrey Tepper

By:	/s/ Jeffrey Tepper
Name:	Jeffrey Tepper
Title:	Stockholder

[Signature page of Jeffrey Tepper
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Kenneth Ryan

By:	/s/ Kenneth Ryan
Name:	Kenneth Ryan
Title:	Stockholder

[Signature page of Kenneth Ryan
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Mark McGrath

By:	/s/ Mark McGrath
Name:	Mark McGrath
Title:	Stockholder

[Signature page of Martk McGrath
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Joseph Donohue

By:	/s/ Joseph Donohue
Name:	Joseph Donohue
Title:	Stockholder

[Signature page of Joseph Donohue
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Robert Kost

By:	/s/ Robert Kost
Name:	Robert Kost
Title:	Stockholder

[Signature page of Robert Kost
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Per-Arne Weiner

By:	/s/ Per-Arne Weiner
Name:	Per-Arne Weiner
Title:	Stockholder

[Signature page of Per-Arne Weiner
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Jeremy Parker

By:	/s/ Jeremy Parker
Name:	Jeremy Parker
Title:	Stockholder

[Signature page of Jeremy Parker
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Marie Gentile

By:	/s/ Marie Gentile
Name:	Marie Gentile
Title:	Stockholder

[Signature page of Marie Gentile
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

William Payne

By:	/s/ William Payne
Name:	William Payne
Title:	Stockholder

[Signature page of William Payne
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Bernard Ferrari

By:	/s/ Bernard Ferrari
Name:	Bernard Ferrari
Title:	Stockholder

[Signature page of Bernard Ferrari
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Donald Kempf

By:	/s/ Donald Kempf
Name:	Donald Kempf
Title:	Stockholder

[Signature page of Donald Kempf
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Mr. Ruehl

By:	/s/ Bruce D. Ruehl
Name:	Mr. Ruehl
Title:	Stockholder

[Signature page of Mr. Ruehl
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Ashleigh Swayze

By:	/s/ Ashleigh Swayze
Name:	Ashleigh Swayze
Title:	Stockholder

[Signature page of Ashleigh Swayze
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Scot Guido

By:	/s/ Scot Guido
Name:	Scot Guido
Title:	Stockholder

[Signature page of Scot Guido
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Richard Trabulsi

By:	/s/ Richard Trabulsi
Name:	Richard Trabulsi
Title:	Stockholder

[Signature page of Richard Trabulsi
(as Stockholder of Gleacher Partners Inc.) to the Merger Agreement]